Exhibit 4.13

24 JUNE 2021

ALIBABA GROUP HOLDING LIMITED

as the Company

CITICORP INTERNATIONAL LIMITED

as Agent

AMENDMENT AND RESTATEMENT
AGREEMENT
in respect of a

US$5,150,000,000 Facility Agreement
dated 7 April 2017

THIS AMENDMENT AND RESTATEMENT AGREEMENT (this Agreement) is dated 24 June 2021 and made between:

(1)	ALIBABA GROUP HOLDING LIMITED (the Company); and

(2)	CITICORP INTERNATIONAL LIMITED as facility agent of the Finance Parties (other than itself) (the Agent).

WHEREAS:

(A)	This Agreement is supplemental to and amends the facility agreement (the Original Facility Agreement) dated 7 April 2017 between, among others, the Company and the Agent.

(B)	The Agent is authorised and has been instructed to execute this Agreement on behalf of the Finance Parties pursuant to Clause 32 (Amendments and waivers) of the Original Facility Agreement.

IT IS AGREED as follows:

1.DEFINITIONS AND INTERPRETATION

1.1In this Agreement:

Amended and Restated Facility Agreement means the Original Facility Agreement, as amended and restated by this Agreement.

Consent Request means the consent request dated 23 April 2021 delivered by the Company to the Agent in connection with the amendments, consent and waivers set out in this Agreement.

Restatement Effective Date means the date on which the Agent confirms (acting reasonably) it has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent).

Party means a party to this Agreement.

1.2Save as defined in this Agreement, words and expressions defined in the Original Facility Agreement shall have the same meanings in this Agreement.

1.3Paragraphs (a) and (b) of clause 1.2 (Construction) and clauses 1.3 (Third Party rights), 28 (Notices), 30 (Partial invalidity) and 31 (Remedies and waivers) of the Original Facility Agreement shall be deemed to be incorporated into this Agreement save that references in the Original Facility Agreement to “this Agreement” shall be construed as references to this Agreement, references in the Original Facility Agreement to “Parties” shall be construed as references to the Parties and cross references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

2.AMENDMENT

With effect from the date of this Agreement, the Original Facility Agreement shall be amended by:

(a)	inserting the following at the end of paragraph (a) of clause 32.7 (Replacement of Lender) of the Original Facility Agreement:

Project Espresso – Amendment and Restatement Agreement

“On or after the delivery of the notice under this paragraph (a), the Company shall deliver a Transfer Certificate complying with Clause 21.5 (Procedure for transfer) and any other related documentation to effect the transfer, which Transfer Certificate and any other related documentation to effect the transfer (if attached) shall be promptly (and by no later than the later of (i) 15 (fifteen) Business Days after delivery by the Company of such notice and (ii) 3 (three) Business Days after delivery by the Company of such Transfer Certificate and all other related documentation) executed by the relevant Lender subject to the replacement (the Replaced Lender) and returned to the Company and the Agent. Notwithstanding the requirements of Clause 21 (Changes to the Lenders) or any other provisions of the Finance Documents (save only for the conditions set out in paragraph (b) below, which continue to apply), if a Replaced Lender does not execute and return (as applicable) a Transfer Certificate and all other related documentation to effect the transfer as required by this paragraph (a) on or before the later of (i) 15 (fifteen) Business Days after delivery by the Company of such notice and (ii) 3 (three) Business Days after delivery by the Company of such Transfer Certificate and all other related documentation and none of the conditions set out in paragraph (b) below remain to be satisfied in respect of that transfer, (i) the relevant Replaced Lender shall be a Defaulting Lender for all purposes under the Finance Documents, (ii) the Agent may (and is authorised and required by each Finance Party to) execute, without requiring any further consent or action from any other party, a Transfer Certificate and any other related documentation to effect the transfer on behalf of the relevant Replaced Lender which is required to transfer its rights and obligations under this Agreement pursuant to this paragraph (a) which shall be effective for the purposes of Clause 21.5 (Procedure for transfer) and (iii) to the extent that any transfer purported to be effected by this Clause is not effective, the relevant Replaced Lender shall indemnify and hold the Agent and each applicable Replacement Lender harmless against any loss or liability incurred by such person as result of the Replaced Lender’s failure to execute and return the relevant transfer documentation (but excluding any such failure due to the non-compliance of any necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer) and account to each applicable Replacement Lender for all applicable principal and accrued amounts of interest (if any) unless and until such transfer is effected. The Agent shall not be liable in any way for any action taken by it pursuant to this paragraph (a) and, for the avoidance of doubt, the provisions of Clause 24.9 (Exclusion of liability) shall apply in relation thereto.”

(b)

replacing “Lenders whose Commitments aggregate more than eighty per cent. (80%) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than eighty per cent. (80%) of the Total Commitments prior to that reduction)” in paragraph (d)(iii) of clause 32.7 (Replacement of Lender) with “the Majority Lenders”.

3.RESTATEMENT

3.1With effect from the Restatement Effective Date, the Original Facility Agreement shall be amended and restated such that it shall be read and construed for all purposes as set out in Schedule 2 (Amended and Restated Facility Agreement) and all references therein to “this Agreement” shall be to the Original Facility Agreement as amended and restated by this Agreement.

Project Latte - Amendment and Restatement Agreement

3.2The Company makes each of the representations and warranties set out in clause 17 (Representations) of the form of Amended and Restated Facility Agreement on the Restatement Effective Date by reference to the facts and circumstances then existing.

4.CONSENTS AND WAIVERS

In respect of the amendments set out in or contemplated by this Agreement which require the approval of all the Lenders, the Agent hereby agrees on behalf of each Finance Party that the reference in paragraph (b)(iii) of clause 32.7 (Replacement of Lender) of the Original Facility Agreement to “in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date on which that Lender is deemed a Non-Consenting Lender” shall be replaced with the reference to “in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than the Restatement Effective Date (as defined in the amendment and restatement agreement entered into between the Company and the Agent dated 24 June 2021)”. For the avoidance of doubt, nothing in this Clause 4 shall apply in case of any other waiver or amendment that the Company may request in connection with the Finance Documents.

5.FEES AND EXPENSES

5.1The Company shall pay an amount equal to the aggregate Consent Fees (as defined in the Consent Request) payable in accordance with the Consent Request to the Agent for the account of each applicable Lender within fifteen (15) Business Day of the Restatement Effective Date.

5.2The Company shall reimburse the Agent for (or pay on its behalf) its reasonable costs and expenses (including legal fees) incurred in connection with the Consent Request and the amendments contemplated by this Agreement within five Business Days of demand.

6.MISCELLANEOUS

6.1This Agreement is a Finance Document for the purposes of the Original Facility Agreement and the Amended and Restated Facility Agreement.

6.2This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.3The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

7.GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.ENFORCEMENT

8.1The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute to any non-contractual obligations arising from or in connection with this Agreement and any dispute relating to the existence, validity or termination of this Agreement) (a Dispute).

8.2The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

Project Latte - Amendment and Restatement Agreement

8.3This Clause 8 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Project Latte - Amendment and Restatement Agreement

SCHEDULE 1

CONDITIONS PRECEDENT

1.Company

(a)

A copy of the constitutional documents of the Company (comprising, its currently effective memorandum and articles of association, certificate of incorporation (and certificate(s) of incorporation on change of name, if any), register of directors and register of mortgages and charges).

(b)	A copy of a resolution of the board of directors of the Company:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(ii)	authorising a specified person or persons to execute this Agreement on its behalf;

(iii)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate from the Company (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

(e)

A certificate of an authorised signatory of the Company certifying that each copy document specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)	A copy of a certificate of good standing of the Company.

(g)	A copy of a certificate of incumbency (or registered officer provider’s certificate) from the registered officer provider of the Company.

2.Finance Document

A copy of this Agreement (duly executed and delivered by all parties thereto).

3.Legal opinions

(a)

A legal opinion as to English law from Freshfields Bruckhaus Deringer in relation to this Agreement, addressed to the Agent and the Lenders in form and substance satisfactory to the Agent and the Lenders (acting reasonably).

(b)	A legal opinion as to Cayman Islands law from Maples and Calder, addressed to the Agent and the Lenders and in form and substance satisfactory to the Agent and the Lenders (acting reasonably).

Project Latte - Amendment and Restatement Agreement

4.Other documents and evidence

(a)

Evidence that the process agent referred to in Clause 36.2 (Service of Process) of the Original Facility Agreement has accepted its appointment in respect of the full term of the Facility under the Amended and Restated Facility Agreement.

(b)	A copy of the Group Structure Chart.

(c)	Evidence that the requisite Lenders’ consent or agreement to the amendments and waivers set out in or contemplated by this Agreement have been obtained.

Project Latte - Amendment and Restatement Agreement

SCHEDULE 2

AMENDED AND RESTATED FACILITY AGREEMENT

Project Latte - Amendment and Restatement Agreement

7 April 2017

(as amended and restated by an amendment and restatement agreement dated 24 June 2021)

ALIBABA GROUP HOLDING LIMITED

arranged by

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Restatement Effective Date Mandated Lead Arrangers & Bookrunners

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Restatement Effective Date Mandated Lead Arrangers

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Restatement Effective Date Lead Arrangers

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Restatement Effective Date Arrangers

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Restatement Effective Date Lenders

with

CITICORP INTERNATIONAL LIMITED

acting as Agent

US$6,500,000,000

FACILITY AGREEMENT

for

ALIBABA GROUP HOLDING LIMITED

CONTENT

32.	AMENDMENTS AND WAIVERS	79

33.	COUNTERPARTS	88

34.	CONTRACTUAL RECOGNITION OF BAIL-IN	88

35.	GOVERNING LAW	88

36.	ENFORCEMENT	88

THIS AGREEMENT is dated 7 April 2017, as amended and restated by an amendment and restatement agreement dated 24 June 2021 and made between:

(1)	ALIBABA GROUP HOLDING LIMITED (the “Company” and the “Original Borrower”);

(2)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, STANDARD CHARTERED BANK (HONG KONG) LIMITED, MIZUHO BANK, LTD. (INCORPORATED IN JAPAN WITH LIMITED LIABILITY), MUFG BANK, LTD., HONG KONG BRANCH, BNP PARIBAS, CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED, CITIBANK, N.A., HONG KONG BRANCH, DBS BANK LTD., INTESA SANPAOLO S.P.A., HONG KONG BRANCH, JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH and MORGAN STANLEY SENIOR FUNDING, INC. (whether acting individually or together, the “Restatement Effective Date Mandated Lead Arrangers & Bookrunners”);

(3)	AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED and ING BANK N.V., SINGAPORE BRANCH (whether acting individually or together, the “Restatement Effective Date Mandated Lead Arrangers”);

(4)

BANK OF CHINA (HONG KONG) LIMITED, CHINA MINSHENG BANKING CORP. LTD. HONG KONG BRANCH, INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED, BANK OF COMMUNICATIONS CO., LTD., MACAU BRANCH and BANK OF COMMUNICATIONS CO., LTD. (ACTING THROUGH ITS OFFSHORE BANKING UNIT) (whether acting individually or together, the “Restatement Effective Date Lead Arrangers”);

(5)

CREDIT SUISSE AG, SINGAPORE BRANCH, CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH, AGRICULTURAL BANK OF CHINA LIMITED, NEW YORK BRANCH, BANCO BILBAO VIZCAYA ARGENTARIA, S.A. HONG KONG BRANCH and CICC HONG KONG FINANCE (CAYMAN) LIMITED (whether acting individually or together, the “Restatement Effective Date Arrangers”);

(6)	THE FINANCIAL INSTITUTIONS listed in Part B (The Restatement Effective Date Lenders) of Schedule 1 (The Lenders) as lenders (the “Restatement Effective Date Lenders”); and

(7)	CITICORP INTERNATIONAL LIMITED as agent of the Finance Parties (other than itself) (the “Agent”).

IT IS AGREED as follows:

1.DEFINITIONS AND INTERPRETATION

1.1Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Lenders).

“Accession Letter” means a document substantially in the form set out in Schedule 9 (Form of Accession Letter).

“Accordion Lender” has the meaning given to that term in Clause 2.3 (Additional Commitments).

“Accounting Principles” means, in relation to the Company, US GAAP, IFRS or any other internationally recognised accounting standard as approved by the Majority Lenders.

“Additional Borrower” means a Subsidiary of the Company which becomes an Additional Borrower in accordance with Clause 22 (Changes to the Obligors).

“Additional Commitment” means:

(a)

in relation to an entity identified as a Lender in an Additional Commitment Notice, the amount set opposite its name under the heading “Additional Commitment” in such Additional Commitment Notice and the amount of any other Additional Commitment transferred to it under this Agreement; or

(b)	in relation to any other Lender, the amount of any Additional Commitment transferred to it under this Agreement to the extent not cancelled, reduced or transferred by it under this Agreement.

“Additional Commitment Fee Letter” means each fee letter entered into between an Obligor and, if applicable, the Lenders or other banks which commit Additional Commitments.

“Additional Commitment Notice”  means a notice substantially in the form set out in Schedule 8 (Additional Commitment Notice) delivered by the Company to the Agent in accordance with Clause 2.3 (Additional Commitments).

“Administrative Party” means each of the Agent and the Arrangers.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated 24 June 2021 between the Company and the Agent.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Arranger” means:

(a)prior to the Restatement Effective Date, any Original Mandated Lead Arranger; and

(b)

on or after the Restatement Effective Date, any Restatement Effective Date Mandated Lead Arranger & Bookrunner, Restatement Effective Date Mandated Lead Arranger, Restatement Effective Date Lead Arranger or Restatement Effective Date Arranger.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling fifty-nine (59) months after the Restatement Effective Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the aggregate amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the aggregate amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation, that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any other state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-in Legislation.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Singapore and New York.

“Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Commitment” means:

(a)

in relation to an Original Lender, (i) the amount set opposite its name under the heading Commitment in Part A (The Original Lenders) of Schedule 1 (The Lenders) and (ii) the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Additional Commitments);

(b)

in relation to a Restatement Effective Date Lender, (i) the amount set opposite its name under the heading Commitment in Part B (The Restatement Effective Date Lenders) of Schedule 1 (The Lenders) and (ii) the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Additional Commitments); and

(c)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Additional Commitments),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Competitors” means Alphabet, Amazon (including Joyo.com), Baidu, eBay (including PayPal), Facebook, Microsoft, Tencent (including Tenpay), JD.com (formerly, 360Buy), Wal-Mart Stores, Inc., Yihaodian, Xiaomi, 58.com, Yahoo! JAPAN (including SoftBank Group), Qihoo 360, Vipshop, Rakuten, Ping An (including Lufax but excluding Ping An Bank), UnionPay, Uber, NetEase, Pinduoduo, Meituan, Sea Limited and iQiyi and each of their controlled Affiliates.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA as set out in Schedule 6 (Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent and in any event the benefit of which accrues to each of the Obligors as a third party beneficiary.

“Consolidated Affiliated Entity” of any person means any corporation, association or other entity which is or is required to be consolidated with such person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles.

“Controlled Entity” of any person means a Subsidiary or a Consolidated Affiliated Entity of such person.

“Default” means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice or the making of any determination (other than as to materiality) referred to in Clause 20 (Events of Default)) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which becomes a Defaulting Lender pursuant to paragraph (a) of Clause 32.7 (Replacement of Lender);

(c)	which has otherwise rescinded or repudiated a Finance Document; or

(d)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and,

payment is made within two Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distributable Reserves” means, in relation to a Major Material Subsidiary incorporated in the PRC which is a WFOE, the retained earnings of such WFOE that may in accordance with any applicable PRC law and regulation and PRC GAAP be distributed to its shareholders outside of the PRC after taking into account all Taxes payable under PRC law and all statutory reserve requirements in the PRC.

“Dormant Subsidiary” means a Group Member which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, any material assets (including, without limitation, indebtedness owed to it).

“EBITDA” means the consolidated income before income tax and share of net losses or gains of equity investees of the Group before taxation (including the results from any discontinued operations):

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any Group Member (calculated on a consolidated basis);

(b)	not including any accrued interest owing to any Group Member;

(c)	before taking into account any Exceptional Items;

(d)

before taking into account any unrealised gains or losses on any derivative instrument or similar financial instrument (but excluding any derivative instrument which is accounted for on a hedge accounting basis);

(e)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after the date to which the Original Financial Statements were made up;

(f)	before taking into account the charge to profit represented by expensing of stock based compensation;

(g)	after adding back any amount attributable to the amortisation, depreciation or impairment of assets of the Group Members; and

(h)	after excluding any Excluded Earnings,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining income before income tax and share of net losses or gains of equity investees of the Group before taxation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default).

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations or impairment of non-current assets; and

(c)	disposals of assets associated with discontinued operations.

“Excluded Earnings” means any earnings (whether positive or negative) of the Finance

Companies and the Project Companies.

“Extended Loan” means a Loan or part of a Loan in respect of which the Obligors and the relevant Lender(s) have agreed to amend certain terms pursuant to an Extension Agreement.

“Extension Agreement” has the meaning given to that term in Clause 32.3 (Extension of Commitments).

“Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1 (The Facility) as such facility may be increased pursuant to Clause 2.3 (Additional Commitments).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters referring to this Agreement or the Facility between one or more Administrative Parties and an Obligor setting out any of the fees referred to in Clause 11 (Fees), any letter or letters referring to this Agreement or the Facility between one or more Restatement Effective Date Lenders or the agent and the Company in relation to the Amendment and Restatement Agreement and any Additional Commitment Fee Letter.

“Final Repayment Date” means the date falling sixty (60) months after the Restatement Effective Date.

“Finance Company” means:

(a)	深圳市一达通企业服务有限公司 (Shen Zhen One Touch Business Service Ltd.) and each of its Subsidiaries as at the date of this Agreement; and

(b)

any other Group Member whose primary function is the provision of merchant, consumer or other credit finance and/or related credit services (including provision of guarantees), which has obtained a small loans lending or other lending, credit, guarantee or comparable licence from the relevant regulator.

“Finance Document” means this Agreement, the Amendment and Restatement Agreement, the Consent Request (as defined in the Amendment and Restatement Agreement), any Fee Letter, any Utilisation Request, any Additional Commitment Notice, any Accession Letter, any Resignation Letter and any other document designated as such by the Company and the Agent (or by the Company and the Lenders, provided that the Agent receives notification of such designation).

“Finance Party” means the Agent, an Arranger or a Lender.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Company and its Subsidiaries from time to time.

“Group Member” means a member of the Group.

“Group Structure Chart” means the summary group structure chart in the agreed form.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(ii)	payment is made within two Business Days of its due date; or

(iii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 5 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Indebtedness” means any and all obligations of a person for money borrowed which, in accordance with US GAAP, would be reflected on the balance sheet of such person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means the indenture dated as of 28 November 2014 in connection with the US$8,000,000,000 notes issued by the Company.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Industrial Competitor” means any person which is, or is an Affiliate of, a Competitor, or any person that is acting on behalf of or fronting for any such person, provided that a person will not be considered to be “fronting for” or “acting on behalf of” any such person if such person has confirmed in writing to the relevant Finance Party with a copy to the Company that it is not fronting for or acting on behalf of a Competitor or an Affiliate of a Competitor.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)

any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each Group Member (which may now or in the future subsist).

“Interest Period” means, in relation to a Loan, the period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of 11.00 a.m. (London time) on the Quotation Day for the currency of that Loan.

“Lender” means:

(a)	any Original Lender;

(b)	any Restatement Effective Date Lender; and

(c)

any bank or financial institution (or, with the prior written consent of the Company, other person) which has become a Party in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Commitments) or Clause 21 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for US Dollars; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, 11.00 a.m. (London time) on the Quotation Day for US Dollars and for a period comparable to the Interest Period of that Loan and, in the case of paragraphs (a) to (c) above, if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business including dealings in interbank deposits in London.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 50% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50% of the Total Commitments immediately prior to the reduction).

“Major Material Subsidiary” means, at any time, a Group Member which has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA representing five per cent. (5%) or more of EBITDA, calculated on a consolidated basis, but excluding any Project Company, any Finance Company and any Dormant Subsidiary.

“Management” means the chief executive officer, the chief financial officer and the group general counsel of the Company.

“Margin” means:

(a)	at all times prior to the Restatement Effective Date, 0.95 per cent. per annum;

(b)	on and from the Restatement Effective Date, 0.80 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or results of operations of the Group taken as a whole;

(b)

the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents taking into account any support that they may reasonably expect from any other Group Member; or

(c)

the validity or enforceability of, or the rights or remedies of any Finance Party under, any of the Finance Documents other than to the extent not materially adverse to the interests of the Finance Parties under the Finance Documents.

“Money Laundering” means:

(a)

the conversion or transfer of property, knowing it is derived from a criminal offence, for the purpose of concealing or disguising its illegal origin or of assisting any person who is involved in the commission of the crime to evade the legal consequences of its actions;

(b)	the concealment or disguise of the true nature, source, location, disposition, movement, right with respect to, or ownership of, property knowing that it is derived from a criminal offence; or

(c)	the acquisition, possession or use of property knowing at the time of its receipt that it is derived from a criminal offence.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 21 (Changes to the Lenders).

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to:

(a)	the acquisition of assets not previously owned by any Obligor or any of the Company’s Controlled Entities; or

(b)	the financing of a project involving the purchase, development, improvement or expansion of properties of any Obligor or any of the Company’s Controlled Entities,

as to which the obligee with respect to such Indebtedness or obligation has no recourse to any Obligor or any Controlled Entity of the Company or to the any Obligor’s or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Obligors”  means the Original Borrower and (if any) the Additional Borrower(s), and “Obligor” means each one of them.

“Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.7 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer” means:

(a)	in respect of the Company, the Executive Chairman of the Board, the Executive Vice Chairman, the Chief Executive Officer, the Chief Financial Officer or the Corporate Secretary of the Company;

(b)

in respect of another Obligor, any director of that Obligor or in the event that the Obligor is a partnership or a limited liability company that has no director, a person duly authorised under applicable law by the general partner, managers, members or a similar body to act on behalf of that Obligor.

“Officer’s Certificate” means a certificate signed by an Officer of the relevant Obligor.

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 31 March 2016.

“Original Lenders” means the financial institutions listed in Part A (the Original Lenders) of Schedule 1 (The Lenders).

“Original Mandated Lead Arrangers” means AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED; THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.; BNP PARIBAS; CITIGROUP GLOBAL MARKETS ASIA LIMITED; CREDIT SUISSE AG, SINGAPORE BRANCH; DBS BANK LTD.; DEUTSCHE BANK AG, SINGAPORE BRANCH; GOLDMAN SACHS BANK USA; THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED; ING BANK N.V., SINGAPORE BRANCH; JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH; MIZUHO BANK, LTD. And MORGAN STANLEY SENIOR FUNDING, INC. (whether acting individually or together).

“Participant” means each person to whom a Lender has transferred all or any of its obligations, economic interest or other interest under the Finance Documents by way of a Participation Agreement.

“Participation Agreement” means each agreement or letter (including, without limitation, a fee letter) between a Lender and a Participant under which the Lender has transferred all or any of its obligations, economic interest or other interest under the Finance Documents, directly or indirectly, whether by sub-participation, credit derivative (including a credit default swap or credit linked note), total return swap or in any other way but excluding any transfer or novation of any of a Lender’s Commitments and/or rights and/or obligations in accordance with Clause 21.1 (Transfers by the Lenders).

“Party” means a party to this Agreement.

“PRC” means the People’s Republic of China, excluding for these purposes Hong Kong, the

Macau Special Administrative Region and Taiwan.

“PRC GAAP” means generally accepted accounting principles of the PRC.

“Preferred Shares” applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Principal Controlled Entities” means one of the Company’s Controlled Entities:

(a)	as to which one or more of the following conditions is/are satisfied:

(i)

its total revenue or (in the case of one of the Company’s Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the consolidated total revenue of the Group;

(ii)

its net profit or (in the case of one of the Company’s Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the consolidated net profit (before taxation and exceptional items) of the Group; or

(iii)

its net assets or (in the case of one of the Company’s Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of its consolidated net assets of the Group (after deducting minority interests in Subsidiaries of the Company), all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Controlled Entity of the Company and the then latest audited consolidated financial statements of the Company;

provided that, in relation to paragraphs (i), (ii) and (iii) above:

(A)	for the purpose of this definition only, “Group” means the Company and its Controlled Entities; and

(B)

(1) in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which the Company’s latest consolidated audited accounts relate, the reference to the then latest consolidated audited accounts of the Company and the Controlled Entities for the purposes of the calculation above shall, until the Company consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of the Company and the Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2) if at any relevant time in relation to the Company or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of the Company and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of the Company;

(3) if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of the Company; and

(4) if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with the Company’s accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the Company’s consolidated accounts (determined on the basis of the foregoing); or

(b)

that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (a) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

“Prohibited Transferee” means, in respect of any transfer or sub-participation:

(a)	an Industrial Competitor; or

(b)	any person which is not a bank or financial institution and which has not been specifically approved in writing by the Company.

“Project Company” means:

(a)	Alibaba Group Properties Limited and each of its Subsidiaries as at the date of this Agreement; and

(b)

any other Group Member which is (i) established or acquired after the date of this Agreement; (ii) capitalised with equity funded by equity or shareholder loans from, or on behalf of, the Company or one of its Subsidiaries; and (iii) established or acquired to develop a specific asset or project.

“Quotation Day” means:

(a)

in relation to any period for which an interest rate is to be determined two London Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); and

(b)	in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market, in US Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in US Dollars and for that period.

“Reference Banks” means, subject to Clause 24.18 (Reference Banks), the principal London offices of any banks as may be appointed by the Agent with the consent of the Company (such consent not to be unreasonably withheld).

“Relevant Indebtedness” means any Indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitisations.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to each Obligor:

(a)	its jurisdiction of incorporation; and

(b)	any jurisdiction where it conducts a material part of its business.

“Repeating Representations” means each of the representations set out in Clauses 17.1 (Status) to 17.6 (Governing law and enforcement), Clause 17.9 (No default), Clause 17.10 (No misleading information), Clause 17.18 (Authorised Signatures), Clause 17.19 (Good title to assets), paragraph (b) of Clause 17.20 (Bribery, Anti-corruption), paragraph (b) of Clause 17.22 (Money Laundering), and, with respect to the Company only, paragraphs (a) and (b) of Clause 17.11 (Financial statements).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a document substantially in the form set out in Schedule 10 (Form of Resignation Letter).

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restatement Effective Date” has the meaning given to that term in the Amendment and Restatement Agreement.

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that one or more maturing Loans is or are due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan(s); and

(c)	made or to be made to an Obligor for the purpose of refinancing the maturing Loan(s).

“Sanctions” means any sanctions, restrictions or embargoes imposed or enforced by the United Nations Security Council, the European Union, the State Secretariat for Economic Affairs of Switzerland, OFAC, the State Department of the United States, the Bureau of Industry Security of the U.S. Department of Commerce, HM Treasury of the United Kingdom, the Hong Kong Monetary Authority, the Monetary Authority of Singapore and the Department of Foreign Affairs and Trade of Australia, or any sanctions measures under the

Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the U.S. National Defense Authorization Act for Fiscal Year 2012, the U.S. National Defense Authorization Act for Fiscal Year 2013, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, U.S. Executive Order 13959, U.S. Executive Order 13971 (with respect to U.S. Executive Order 13971, except as disclosed in the 20-F filing of the Company) or any other executive order, directive or regulation, as may be amended or supplemented, pursuant to the authority of any of the foregoing, including the regulations of the U.S. Department of the Treasure set forth under 31 CFR, Subtitle B, Chapter V, or any order or licenses issued thereunder and any other sanctions administered by any governmental entity which is notified to the Company or a Controlled Entity by the Agent.

“Screen Rate” means the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars and the relevant period, displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person.

“Separate Loans” has the meaning given to such term in Clause 6.3 (Repayment).

“Subsidiary” of any person means:

(a)

any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions); or

(b)

any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such person; (2) such person and one or more Subsidiaries of such person; or (3) one or more Subsidiaries of such person. For the avoidance of doubt, references to a Subsidiary or Subsidiaries exclude any Finance Company or Project Company whose financial results are not consolidated with those of the Company in accordance with the Accounting Principles.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure by any Obligor to pay or any delay by any Obligor in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax definitions).

“Total Commitments” means the aggregate of the Commitments (being US$5,150,000,000 at the date of this Agreement and US$6,500,000,000 at the Restatement Effective Date).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Transfer Certificate.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US Dollar” or “US$” denote the lawful currency of the United States of America.

“US GAAP” means generally accepted accounting principles in the United States of America.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

“WFOE” means a wholly foreign owned enterprise incorporated in the PRC.

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

any “Administrative Party”, the “Agent”, any “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)

a document in “agreed form” is a document which is in the form previously agreed in writing by or on behalf of the Company and the Arrangers from time to time or the Agent (acting on the instructions of the Majority Lenders);

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	“the date of this Agreement” is a reference to 7 April 2017.

(vi)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)

a Lender’s “participation” in a Loan or Unpaid Sum includes an amount representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(ix)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(x)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xi)	any notation after the name of a Group Member refers to the number for that Group Member as specified in the Group Structure Chart;

(xii)	a provision of law is a reference to that provision as amended or re-enacted; and

(xiii)	a time of day is a reference to Hong Kong time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(e)	No person shall incur any personal liability whatsoever in connection with the issuance of a certificate, on behalf of any Obligor, pursuant to the terms of a Finance Document.

1.3Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any third person who is not a Party is not required to rescind or vary this Agreement at any time.

2.THE FACILITY

2.1The Facility

Subject to the terms of this Agreement, the Lenders make available to the Obligors a US Dollar revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2Increase

(a)	The Company may by giving prior notice to the Agent after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with paragraph (g) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender); or

(ii)	the Commitments of a Defaulting Lender in accordance with paragraph (h) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender); or

(iii)	the Commitments of a Lender in accordance with:

(A)	Clause 7.1 (Illegality); or

(B)	paragraph (a) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender),

request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(A)

the increased Commitments will be assumed by one or more Lenders or other banks or financial institutions (or any other person approved in writing by the Company) (each an “Increase Lender”) selected by the Company and each of which confirms in writing whether in the relevant Increase Confirmation or otherwise its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender (for the avoidance of doubt, no Party shall be obliged to assume the obligations of a Lender pursuant to this Clause 2.2 (Increase) without the prior consent of that Party);

(B)

the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(C)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(D)	the Commitments of the other Lenders shall continue in full force and effect; and

(E)

any increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)

in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Company and the Increase Lender upon being so satisfied.

(c)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)	Clause 21.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” were references to respectively a “transfer”.

2.3Additional Commitments

(a)

The Company may at any time confirm that one or more Lenders or any other bank(s) (each an “Accordion Lender”) has agreed to commit Additional Commitments by delivering an Additional Commitment Notice to the Agent.

(b)	Each Additional Commitment Notice is irrevocable and will not be regarded as having been duly completed unless it has been countersigned by each Accordion Lender named therein and it specifies:

(i)	the date on which the Additional Commitments are confirmed;

(ii)	the amount of the Additional Commitments; and

(iii)	the amount of the Additional Commitments allocated to each Accordion Lender named in the Additional Commitment Notice.

(c)	By countersigning the Additional Commitment Notice:

(i)	each Accordion Lender agrees to commit the Additional Commitments set out against its name; and

(ii)	each Accordion Lender which is not already a Lender, agrees to become a party to this Agreement as a Lender.

(d)

An increase in the Commitments under this Clause 2.3 shall take effect on the date specified in the Additional Commitment Notice as the date on which the Additional Commitments are confirmed or any later date on which the conditions set out in paragraph (e) below are satisfied.

(e)	An increase in the Commitments under this Clause 2.3 will only be effective on:

(i)	the execution by the Agent of the Additional Commitment Notice; and

(ii)

in relation to an Accordion Lender which is not a Lender immediately prior to the relevant increase, the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the Additional Commitments by that Accordion Lender. The Agent shall promptly execute the

Additional Commitment Notice and notify the Company and the Accordion Lender upon being so satisfied.

(f)	No Additional Commitment Notice shall become effective at a time when a Utilisation Request has been delivered and the proposed Utilisation Date under that Utilisation Request has not yet occurred.

(g)	Upon receipt of a duly completed Additional Commitment Notice, the Agent shall inform the Lenders of such receipt.

(h)

The Agent shall notify the Company and the Lenders of the increased amounts of the Commitments under the Facility promptly after an Additional Commitment Notice takes effect in accordance with this Clause 2.3.

(i)

For the avoidance of doubt: (i) the Additional Commitments shall have the same terms (other than as to upfront arrangement and underwriting fees and conditions precedent) as the Facility; and (ii) the upfront arrangement and underwriting fees in respect of the Additional Commitments shall be set out in a separate Additional Commitment Fee Letter entered into by an Obligor and the relevant Accordion Lender(s), provided that no Accordion Lender shall be offered or paid any fees on better terms than those which have been offered to the Restatement Effective Date Lenders.

2.4Readjustment of participations in outstanding Loans

(a)

If any Loan is outstanding on the date of accession of any Accordion Lender and the establishment of any Additional Commitment in accordance with Clause 2.3 (Additional Commitments), the amount of each Lender’s (including the acceding Accordion Lender’s) participation in each such outstanding Loan shall be calculated by the Agent so that the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Commitment to the Total Commitments as at such date. For the avoidance of doubt, in making such calculation the Agent shall take into account the Additional Commitments.

(b)	The Agent will notify in writing each Lender and the Company of the recalculated amount of each Lender’s participation in each outstanding Loan.

(c)

Following receipt of such notice, the Accordion Lender(s) will make such balancing payments to the Agent (for the account of each other Lender) as may be required so as to ensure that each Lender’s participation in outstanding Loans is as calculated by the Agent in accordance with paragraph (a) above. Such payment in respect of each outstanding Loan shall be made to the Agent on the last day of the Interest Period for that Loan occurring after the date of such notice or, if earlier, the first Utilisation Date to occur after the date of such notice in respect of a Loan which is not a Rollover Loan.

(d)	For the avoidance of doubt, no Break Costs will be payable as a result of the readjustment of participations in outstanding Loans pursuant to this Clause 2.4.

2.5Finance Parties’ rights and obligations

(a)

The obligations of the Finance Parties under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No

Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of the Finance Parties under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.6Nature of Obligors’ obligations

(a)	Unless otherwise specified, the obligations of each Obligor under the Finance Documents are joint and several.

(b)

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Obligor will exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under any Finance Document:

(i)	to be indemnified by the other Obligor;

(ii)	to claim any contribution from the other Obligor for its obligations under the Finance Documents;

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)	to exercise any right of set-off against the other Obligor; and/or

(v)	to claim or prove as a creditor of the other Obligor in competition with any Finance Party.

If an Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 26 (Payment Mechanics).

2.7Obligors’ Agent

(a)

Each Obligor (other than the Company) by its execution of an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3.PURPOSE

3.1Purpose

Each Obligor shall apply all amounts borrowed by it under the Facility towards general corporate and working capital purposes of the Group (including acquisitions).

3.2Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.CONDITIONS OF UTILISATION

4.1Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the date of the initial Utilisation Request the Agent has received all of the documents and other evidence listed in Part A (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably), and the Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

For the avoidance of doubt, the Agent confirms that other than the evidence referred to in paragraph 4(d) of Part A (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent), all of the other documents and evidence listed in Part A (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent) have been received by the Agent prior to the Restatement Effective Date, in each case, in form and substance satisfactory to the Agent (acting reasonably).

4.2Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan, the Company has not received written notice from the Agent (acting on the instructions of the Majority Lenders) following an Event of Default which is continuing requiring any Obligor to repay the maturing Loan that is due to be repaid on the proposed Utilisation Date; and

(b)	in the case of any Loan other than a Rollover Loan:

(i)	no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3Maximum number of Loans

(a)

No Obligor may deliver a Utilisation Request if as a result of the proposed Utilisation more than 20 Loans would be outstanding (or such greater number of Loans as may be agreed by the Agent in its sole discretion).

(b)	No Obligor may request that a Loan be divided.

(c)	No Separate Loan or Extended Loan shall be taken into account in this Clause 4.3.

5.UTILISATION

5.1Delivery of a Utilisation Request

One or more Obligors may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 11.00 a.m. three (3) Business Days prior to the proposed Utilisation Date or by such date as the Agent (acting on the instructions of all the Lenders) may agree with the Company.

5.2Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(ii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3Currency and amount

(a)The currency specified in a Utilisation Request must be US Dollars.

(b)The amount of the proposed Loan must be a minimum of US$100,000,000, or, if less, the Available Facility.

5.4Lenders’ participation

(a)

If the conditions set out in Clause 4 (Conditions of Utilisation) and Clauses 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) above have been met, and subject to Clause 6 (Repayment), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan and if different, the amount of that participation to be made available in accordance with Clause 26.1 (Payments to the Agent), in each case by no later than 11.00 a.m. two (2) Business Days prior to the proposed Utilisation Date.

5.5Cancellation of Available Facility

The Available Commitments which, at that time, are unutilised shall be immediately cancelled at 5.00 p.m. on the last day of the Availability Period.

6.REPAYMENT

6.1Subject to Clause 6.3 below, the Obligors shall repay each Loan on the last day of its Interest Period.

6.2	If one or more Loans are to be made available to one or more Obligors:

(a)	on the same day that a maturing Loan is due to be repaid by the Obligors; and

(b)	in whole or in part for the purpose of refinancing the maturing Loan,

the aggregate amount of the new Loans shall, unless the relevant Obligor(s) notify the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(i)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(A)	the Obligors will only be required to make a payment under Clause 26.1 (Payments to the Agent) in an amount equal to that excess; and

(B)

each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Obligors in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under

Clause 26.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(ii)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(A)	the Obligors will not be required to make a payment under Clause 26.1 (Payments to the Agent); and

(B)

each Lender will be required to make a payment under Clause 26.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Obligors in or towards repayment of that Lender’s participation in the maturing

Loan.

6.3At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Defaulting Lender in the Loans then outstanding will be automatically extended to the Final Repayment Date and will be treated as separate Loans

(the “Separate Loans”).

6.4

The Obligors may prepay a Separate Loan in accordance with paragraph (h) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender). The Agent will forward a copy of a prepayment notice received in accordance with paragraph (h) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender) to the Defaulting Lender concerned as soon as practicable on receipt.

6.5Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the relevant Obligor(s) by the time and date specified by the Agent (acting reasonably) and will be payable by the Obligors to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

6.6The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with Clauses 6.3 to 6.5 above, in which case those paragraphs shall prevail in respect of any Separate Loan.

7.PREPAYMENT AND CANCELLATION

7.1Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)	the Obligors shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or,

if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2Voluntary cancellation

The Company may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, reduce the Available Facility to zero or by such amount (being a minimum amount of US$5,000,000) as the Company may specify in such notice. Any such reduction under this Clause 7.2 shall reduce the Commitments of the Lenders rateably.

7.3Voluntary Prepayment

An Obligor may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Loan by a minimum amount of US$5,000,000) together with any applicable Break Costs.

7.4Right of prepayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Obligors is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from any Obligor under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

(iii)

the rate notified by a Lender in relation to a particular Interest Period under sub-paragraph (a)(ii) of Clause 10.2 (Market disruption) is higher than the lowest rate notified by a Lender under that sub-paragraph, the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and/or its intention to procure the prepayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Obligors shall prepay that Lender’s participation in the relevant Loan.

(d)

The Company may, in the circumstances set out in paragraph (a) above, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 21 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 21.10 (Pro-rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

(f)

A Lender shall perform the procedures described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has completed those checks.

(g) (i)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent two Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)	On the notice referred to in paragraph (i) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

(h) (i)	The Company may, at any time, give the Agent two Business Days’ notice of prepayment of any Separate Loan and cancellation of the Commitment of a Defaulting Lender in respect of that Separate Loan.

(ii)

On the notice referred to in paragraph (i) above becoming effective, the Commitment of the Defaulting Lender in respect of that Separate Loan shall immediately be reduced to zero and the Obligors shall prepay that Defaulting Lender’s participation in such Separate Loan (together with any applicable Break Costs).

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

7.5Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Obligors shall not repay or prepay all or any part of the Loans or reduce all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 2.2 (Increase), no amount of any Commitment that is reduced in accordance with this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)

If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (g) (save in connection with any repayment or, as the case may be, prepayment under paragraph (c) of Clause 7.1 (Illegality) or paragraph (c), (g) or (h) of Clause 7.4 (Right of prepayment and cancellation in relation to a single Lender)) shall reduce the Commitments of the Lenders rateably.

8.INTEREST

8.1Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the:

(a)	Margin; and

(b)	applicable LIBOR.

8.2Payment of interest

The Obligors shall pay accrued interest on each Loan on the last day of each Interest Period relating to that Loan (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

8.3Default interest

(a)	If the Obligors fail to pay any amount payable by them under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, two per cent. (2%) higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligors on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two per cent. (2%) higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4Notification of rates of interest

The Agent shall promptly notify the relevant Lenders and the Company of the determination of a rate of interest under this Agreement.

9.INTEREST PERIODS

9.1Selection of Interest Periods

(a)

An Obligor utilising a Loan (or the Company on behalf of that Obligor) shall select an Interest Period for that Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) by notice to the Agent.

(b)

Subject to this Clause 9, the relevant Obligor (or the Company on behalf of that Obligor) may select an Interest Period of 1, 3 or 6 Months or any other period agreed between that Obligor (or the Company on behalf of that Obligor) and the Agent (acting on the instructions of all the Lenders in relation to the relevant Loan).

(c)	An Interest Period for a Loan shall not, subject to Clause 32.3 (Extension of Commitments), extend beyond the Final Repayment Date.

(d)	Each Loan has one Interest Period only which shall start on the Utilisation Date of that Loan.

9.2Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.CHANGES TO THE CALCULATION OF INTEREST

10.1Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon (local time) on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2Market disruption

(a)

Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 10.3 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the percentage rate per annum notified to the Agent by that Lender, as soon as practicable and in any event not later than five Business Days before interest is due to be paid in respect of that Interest Period, as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.

(b)

In relation to a Market Disruption Event under paragraph (c)(ii) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above shall be less than LIBOR or if a Lender shall fail to notify the Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(c)	In this Agreement “Market Disruption Event” means:

(i)

at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for US Dollars and Interest Period; or

(ii)

at 5.00 p.m. on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the relevant Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

(d)	If a Market Disruption Event shall occur, the Agent shall promptly notify the Lenders and the Company thereof.

10.3Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(c)

For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

10.4Break Costs

(a)

The Obligors shall, within five (5) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Obligors on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, together with its demand, provide a certificate confirming the amount and the basis of calculation of its Break Costs for any Interest Period in which they accrue.

11.FEES

11.1Commitment fee

(a)

The Company shall pay to the Agent (for the account of each Lender) a fee in US Dollars computed and accruing on a daily basis with effect from (but excluding) the date falling 45 days after the date of this Agreement (the “Initial Commitment Fee Commencement Date”) at 0.20 per cent. per annum on that Lender’s Available Commitment for the Availability Period at close of business (in New York) on each day of the Availability Period falling after the Initial Commitment Fee Commencement Date up to and including the Restatement Effective Date (or, if any such day shall not be a Business Day, at such close of business on the immediately preceding Business Day) (the “Initial Commitment Fee Period”).

(b)

The Obligors shall pay to the Agent (for the account of each Lender) a fee in US Dollars computed and accruing on a daily basis with effect from (but excluding) the date falling 45 days after the Restatement Effective Date (the “Revised Commitment Fee Commencement Date”) at 0.185 per cent. per annum on that Lender’s Available Commitment for the Availability Period at close of business (in New York) on each day of the Availability Period falling after the Revised Commitment Fee Commencement Date (or, if any such day shall not be a Business Day, at such close of business on the immediately preceding Business Day) (the “Revised Commitment Fee Period”).

(c)	The accrued commitment fee is payable (but without double counting):

(i)	in the case of the commitment fee referred to in paragraph (a) above, on the last day of each successive period of three Months which ends during the Initial Commitment Fee Period;

(ii)

in the case of the commitment fee referred to in paragraph (b) above, on the last day of each successive period of three Months which ends during the Revised Commitment Fee Period and on the last day of the Availability Period; and

(iii)	in the case of any accrued but unpaid commitment fee referred to in paragraph (a) or paragraph (b) above, if a Lender’s Commitment is reduced to zero before the last day of the Availability Period, on the day on which such reduction to zero becomes effective.

(d)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2Upfront fee

(a)	The Obligors shall pay to each Original Mandated Lead Arranger an upfront fee in the amount and at the times agreed in a Fee Letter.

(b)The Obligors shall pay to each Accordion Lender an upfront fee in the amount and at the times agreed in a Fee Letter.

11.3Agency fee

The Obligors shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.TAX GROSS UP AND INDEMNITIES

12.1Tax definitions

(a)	In this Clause 12:

“FATCA” means:

(i)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(ii)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i) above; or

(iii)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (i) or (ii) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by the Obligors to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)

Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting in good faith.

12.2Tax gross-up

(a)

All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Company shall promptly upon becoming aware that any Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If an Obligor is required to make a Tax Deduction, the Obligors shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3Tax indemnity

(a)

Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Obligors shall, within five (5) Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply:

(i)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party;

(ii)

to any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

(iii)	to any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such

Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)	A Finance Party intending to make a claim under paragraph (a) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Company thereof.

(c)	A Finance Party shall, on receiving a payment from the Obligors under this Clause 12.3, notify the Agent.

(d)	Paragraph (a) shall not apply to the extent any Tax is not notified to the Agent by the relevant Finance Party within three (3) Months of the relevant Finance Party becoming aware of the relevant Tax.

12.4Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the relevant Obligor which that Finance Party determines will leave it (after that payment) in no better and no worse position in respect of its worldwide tax liabilities than it would have been in had the Obligor not been required to make the Tax Payment.

12.5Stamp taxes

The Obligors shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, and

(b)

within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6Indirect tax

(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.

13.INCREASED COSTS

13.1Increased costs

(a)

Subject to Clause 13.3 (Exceptions) the Obligors shall, within five (5) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation by any governmental or regulatory authority or (ii) compliance with any law or regulation made after the date of this Agreement. The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

(i)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended supplemented or restated; and

(B)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”; and

(ii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance

Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall together with its demand provide a certificate confirming the amount and basis of calculation of its Increased Costs.

13.3Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (a) of Clause 12.3 (Tax indemnity) applied);

(iii)	attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation or the negligence of any of them;

(iv)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(v)

attributable to the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) but only to the extent the relevant Finance Party is required to implement, apply or comply with Basel III on the date on which it becomes a Party;

(vi)	attributable to a FATCA Deduction required to be made by a Party; or

(vii)	not notified to the Agent by the relevant Finance Party within three (3) Months of such Finance Party becoming aware of the Increased Cost in accordance with Clause 13.2(a) (Increased cost claims).

(b)	In this Clause 13.3 references to a “FATCA Deduction” or a “Tax Deduction” have the same meaning given to such terms in Clause 12.1 (Tax definitions).

14.MITIGATION BY THE LENDERS

14.1Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13.1 (Increased costs), including (but not limited to):

(i)

providing such information as the Company may reasonably request in order to permit the Company to determine the Obligors’ entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2Limitation of liability

(a)	The Obligors shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)

A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might reasonably be expected to be prejudicial to it.

14.3Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or

(d)

oblige any Finance Party to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any applicable anti-money laundering, counter-terrorism financing, economic or trade Sanctions law or regulation.

15.OTHER INDEMNITIES

15.1Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Obligors shall as an independent obligation, within five (5) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2Other indemnities

The Obligors shall, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any written information produced or approved by any Obligor in connection with the Finance Documents being or being alleged to be misleading and/or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)

a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing among the Finance Parties);

(e)

funding, or making arrangements to fund, its participation in a Loan requested by an Obligor in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by an Obligor.

15.3Indemnity to the Agent

(a)	The Obligors shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

(b)	The indemnity to the Agent shall survive the termination or expiry of this Agreement and the resignation or replacement of the Agent.

16.COSTS AND EXPENSES

16.1Transaction expenses

The Obligors shall, within five Business Days of demand, pay the Administrative Parties the amount of all reasonable costs and expenses (including legal fees of law firms approved by the Company and subject to any agreed caps) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(a)	this Agreement and any other Finance Documents referred to in it; and

(b)any other Finance Documents executed after the date of this Agreement.

16.2Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 26.10 (Change of currency), the Obligors shall, within five Business Days of demand, reimburse the Agent for the amount of all reasonable costs and expenses (including legal fees of law firms approved by the Company and subject to any agreed caps) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3Enforcement costs

The Obligors shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 17 to each Finance Party in the manner and at the times set out in Clause 17.24 (Times when representations made) and to the extent that such representations and warranties set out in this Clause 17 are expressed to be given by that Obligor.

17.1Status

(a)	In respect of the Company only, it is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b)	In respect of any other Obligor, it is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(c)	It and, in respect of the Company only, each of its Subsidiaries has the power to own its assets and carry on its business in all material respects as it is being conducted.

(d)	It is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any person in relation to the Finance Documents.

17.2Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are generally applicable, legal, valid, binding and enforceable obligations.

17.3Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any material law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets in a manner that might reasonably be expected to give rise to a Material Adverse Effect.

17.4Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5Validity and admissibility in evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)	for it to carry on its business, and which are material,

have been obtained or effected and are in full force and effect (or, in each case, will be when required).

17.6Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdiction.

(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

17.7Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.8No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.9No default

(a)	No Event of Default is continuing or could reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or, in respect of the Company only, any of its Subsidiaries or to which its (or, in respect of the Company only, any of its Subsidiaries’) assets are subject which has or could reasonably be expected to have a Material Adverse Effect.

17.10No misleading information

Save as disclosed in writing to the Agent on or prior to the date on which such information is provided, all written information provided by it and, in respect of the Company only, any Group Member to the Agent after the date of this Agreement was true and accurate in all material respects as at the date it was provided and was not misleading in any material respect as at such date.

17.11Financial statements

(a)

The Company represents and warrants that its financial statements most recently supplied to the Agent or otherwise made available to the public (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(b)

The Company represents and warrants that its financial statements most recently supplied to the Agent or otherwise made available to the public (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition and operations as at the end of and for the relevant financial year save to the extent expressly disclosed in such financial statements.

(c)

The Company represents and warrants that there has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) since 31 March 2020.

17.12Pari passu ranking

The Company represents and warrants that its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.13No proceedings pending or threatened

The Company represents and warrants that no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which might reasonably be expected to be adversely determined and, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

17.14Taxation

(a)

The Company represents and warrants that it is not (and none of its Subsidiaries is) overdue (taking into account any extension or grace period) in the payment of any material amount in respect of Tax, in each case save to the extent that (i) such payment is being contested in good faith; and (ii) it has maintained adequate reserves for those Taxes.

(b)

The Company represents and warrants that no claim or investigations are being, or to the actual knowledge of the Company, are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes which would have or are reasonably likely to have a Material Adverse Effect.

(c)	The Company represents and warrants that it is resident for tax purposes only in the jurisdiction of its incorporation.

17.15No insolvency

The Company represents and warrants that no event as described in Clause 20.5 (Involuntary proceedings) or Clause 20.6 (Voluntary proceedings) is continuing in relation to it or any Major Material Subsidiary.

17.16Intellectual Property

(a)

The Company represents and warrants that it, or another Group Member, is the legal and beneficial owner of or has licensed to it all the material Intellectual Property which is required in order to carry on the business of the Group, as it is currently being conducted.

(b)

The Company represents and warrants that it does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect.

(c)

The Company represents and warrants that all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it or any of its Subsidiaries have been taken, except to the extent failure to take such actions does not or is not reasonably likely to have a Material Adverse Effect.

17.17Immunity

(a)

The Company represents and warrants that the entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)

The Company represents and warrants that it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its Relevant Jurisdiction in relation to any Finance Documents.

17.18Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) is authorised to sign Utilisation Requests and other notices on its behalf.

17.19Good title to assets

It and, in respect of the Company only, each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as from time to time conducted the absence of which would have a Material Adverse Effect.

17.20Bribery, Anti-corruption

(a)

The Company represents and warrants that to the actual knowledge of Management, the business of the Group is carried on in all material respects in compliance with all, and no Group Member or any of their directors, officers, agents (solely in their capacity as agents under, and in compliance with, a written contract with that Group Member), affiliates or employees acts in breach of any, applicable laws relating to bribery and anti-corruption, including without limitation the UK Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977 or any similar laws, rules or regulations issued, administered or enforced by any government or governmental authority having jurisdiction over it.

(b)

There are in place appropriate policies and procedures designed to promote and achieve compliance with all such applicable laws by it, and in respect of the Company only, by each Group Member and its directors, officers and employees.

17.21Sanctions

(a)

The Company represents and warrants that, to the Company’s best knowledge, the business of the Company and the Controlled Entities is as at the Restatement Effective Date carried on in compliance with all applicable Sanctions, and the Company and the Controlled Entities have instituted and maintained policies and procedures designed to promote and achieve material compliance with applicable Sanctions in all respects.

(b)

The Company represents and warrants that none of the Company or any Controlled Entity or, to the Company’s best knowledge, any of its or their directors, officers, agents (solely in their capacity as agents under, and in compliance with, a written contract with that Group Member), affiliates, representative or employees is a person or entity (“Person”), that is, or is owned or controlled by a Person that is, currently the subject of any Sanctions (including the designation as a “Specially Designated

National or Blocked Person”), and neither the Company nor any Controlled Entity is located, organised or resident in a country or territory that is the subject of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Crimea and Syria).

17.22Money Laundering

(a)

The Company represents and warrants that to the actual knowledge of Management, after due and reasonable enquiry, no Group Member engages in Money Laundering or acts in breach of any applicable laws or regulations relating to Money Laundering issued, administered or enforced by any governmental agency having jurisdiction over it.

(b)

There are in place appropriate policies and procedures designed to promote and achieve compliance by it and, in respect of the Company only, by each Group Member with all applicable laws or regulations relating to Money Laundering.

17.23Dividends repatriation

The Company represents and warrants that there is no contractual restriction for any Major Material Subsidiary incorporated in the PRC which is a WFOE to pay dividends out of its Distributable Reserves, or to make any distribution to any of its shareholders or holders of any equity interest in it (in each case, subject to any generally applicable administrative and legal restrictions).

17.24Times when representations made

(a)	All the representations and warranties in this Clause 17 are made by the Company on the date of this Agreement and the Restatement Effective Date.

(b)

The Repeating Representations (other than any Repeating Representation which is expressed to be given by the Company only) are made by each Additional Borrower in respect of itself only on the day on which it becomes (or it is proposed that it becomes) an Additional Borrower.

(c)

The Repeating Representations (other than any Repeating Representation which is expressed to be given by the Company only) are deemed to be made by each Obligor (in the case of any Additional Borrower, in respect of itself only) on the date of each Utilisation Request and the first day of each Interest Period.

(d)

Each representation or warranty deemed to be made after the date of this Agreement shall, except where the contrary is indicated, be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

18.INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1Financial statements

In the event that the Company’s financial statements cease to be publicly available, the Company shall supply to the Agent:

(a)	as soon as they become available but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and

(b)

as soon as they become available but in any event within 60 days after the end of the first half of each of its financial years, its unaudited consolidated financial statements for that financial half year.

18.2Compliance Certificate

The Company shall supply to the Agent:

(a)	annually, within 120 days after the end of each fiscal year of the Company; and

(b)	upon written request by the Agent, within 14 days of such request,

a brief certificate from the principal execution officer, principal financial officer, principal account officer or treasurer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Finance Documents (which compliance shall be determined without regarding to any period of grace or requirement of notice provided under the Finance Documents), specifying if any Default has occurred and, in the event that any Default has occurred, specifying each such Default and the nature and status thereof of which such person may have knowledge.

18.3Notification of default

Each Obligor shall deliver to the Agent promptly and in any event within 30 calendar days after becoming aware of the occurrence of any Event of Default or any event which, with the giving of notice of the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting out the details of such Event of Default or Default and the action which that Obligor or the Company proposes to take with respect thereto (unless that Obligor is aware that a notification has already been provided by another Obligor).

18.4“Know your customer” checks

(a)

Each Obligor shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Agent, such Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(c)	The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 22 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all “know your customer” and other similar checks that it is required (or deems desirable) to conduct pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

19.GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1Pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.2Negative pledge

(a)

No Obligor shall create or have outstanding (and the Company shall ensure that none of the Principal Controlled Entities will create or have outstanding) any Security upon the whole or any part of their respective present or future assets securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness of that Obligor or, in respect of the Company, either of the Company or of any of the Principal Controlled Entities, without:

(i)	at the same time or prior thereto securing or guaranteeing the liabilities of the Obligors under the Finance Documents equally and ratably therewith; or

(ii)	providing such other Security or guarantee for the Facility as shall be approved by the Majority Lenders.

(b)	Paragraph (a) above does not apply to:

(i)	any Security arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii)

any Security in respect of the obligations of any person which becomes a Principal Controlled Entity or which merges with or into an Obligor or a Principal Controlled Entity after the date of the Indenture which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into an Obligor or a Principal Controlled Entity;

(iii)	any Security created or outstanding in favour of an Obligor or any Security created by any of the Controlled Entities of the Company in favour of any of the Company’s other Controlled Entities;

(iv)

any Security in respect of Relevant Indebtedness of an Obligor or any Principal Controlled Entity with respect to which such Obligor or Principal Controlled Entity has paid money or deposited money or securities with a paying agent, trustee or depository to pay or discharge in full the obligations of such Obligor or Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v)	any Security created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vi)

any Security arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Security permitted by paragraphs (ii), (v) or this paragraph (vi); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.

19.3	Merger, consolidation and sale of assets

No Obligor shall consolidate with or merge into any other person in a transaction in which the Obligor is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to any person unless:

(a)

any person formed by such consolidation or into or with which that Obligor is merged or to whom that Obligor has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such person expressly assumes, by an accession deed in form and substance reasonably satisfactory to the Lenders, all of that Obligor’s obligations under the Finance Documents, including the obligations under Clause 12 (Tax Gross Up and Indemnities);

(b)

immediately after given effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)

that Obligor shall have delivered to the Agent an Officer’s Certificate and an opinion of independent legal firm of internationally recognised standing that is reasonably acceptable to the Agent, each stating that such consolidation, merger, conveyance, transfer or lease and the accession deed referred in paragraph (a) above comply with the Finance Documents and that all conditions precedent therein provided for relating to such transaction have been complied with.

19.4Sanctions

(a)	No Obligor shall use any of the funds advanced under this Agreement directly or indirectly or lend, contribute or otherwise make available such proceeds to any

Subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by any person (including any Finance Party).

(b)

The Company shall, and shall ensure that each Controlled Entity will, institute and maintain policies and procedures designed to promote and achieve material compliance with applicable Sanctions in all respects.

19.5Anti-corruption

No Obligor shall, and the Company shall procure that no Group Member will, directly or indirectly use the proceeds of the Facility in a manner, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity, that would violate applicable anti-corruption laws and regulations including without limitation to the extent applicable the UK Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977.

19.6Anti-money laundering

Each Obligor will, and the Company will procure that the Group will, at all times have in place appropriate procedures and policies designed to promote and achieve compliance by that Obligor (and, in respect of the Company only, by Group Members) with all applicable laws and regulations relating to Money Laundering.

20.EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 20 (other than Clause 20.8 (Acceleration)) is an Event of Default.

20.1Non-payment of principal amount

The Obligors fail to pay the principal amount in respect of the Facility when due and payable (whether at the Final Repayment Date or upon acceleration or otherwise), unless its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event,

and payment is made within five Business Days of its due date.

20.2Non-payment of Interest

The Obligors fail to pay interest in respect of any Loan within 30 days after such interest becomes due and payable.

20.3Default under Clause 19.3 (Merger, consolidation and sale of assets)

An Obligor defaults in the performance of or breaches its obligations under Clause 19.3 (Merger, consolidation and sale of assets).

20.4Other obligations

An Obligor defaults in the performance of or breaches any provision of the Finance Documents (other than a default specified in Clauses 20.1, 20.2 or 20.3 above) and such default or breach continues for a period of 30 consecutive days after written notice by the Agent.

20.5Involuntary proceedings

A court having jurisdiction enters in the premises of:

(a)

a decree or order for relief in respect of an Obligor or any of the Principal Controlled Entities in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law; or

(b)

a decree or order adjudging an Obligor or any of the Principal Controlled Entities bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganisation, arrangement, adjustment, or composition of or in respect of an Obligor or any of the Principal Controlled Entities under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Obligor or any of the Principal Controlled Entities or of any substantial part of its or their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days.

20.6Voluntary proceedings

An Obligor or any of the Principal Controlled Entities:

(a)

commence a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent; or

(b)

consent to the entry of a decree or order for relief in respect of any Obligor or Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against any Obligor or Principal Controlled Entity; or

(c)

file a petition or answer or consent seeking reorganisation or relief with respect to any Obligor or Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of any Obligor or Principal Controlled Entity or of any substantial part of its or their respective property pursuant to any such law; or

(d)

make a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or admit in writing of its inability to pay debts generally as they become due, or take corporate action that resolves to commence any such action.

20.7Illegality

Any obligation of any Obligor under the Finance Documents or any Finance Document is or becomes or is claimed by such Obligor to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the terms of this Agreement.

20.8Acceleration

At any time while an Event of Default is continuing the Agent may, and shall if so directed by a Lender or Lenders whose Commitments aggregate more than 66⅔% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔% of the Total Commitments immediately prior to the reduction), by notice to the

Company:

(a)	without prejudice to the participations of any Lenders in any Loans then outstanding:

(i)	cancel the Commitments (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); or

(ii)

cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

21.CHANGES TO THE LENDERS

21.1Transfers by the Lenders

(a)	Subject to this Clause 21, a Lender (the “Existing Lender”) may:

(i)	transfer by novation any of its rights and obligations, under the Finance Documents to another bank or financial institution (the “New Lender”); and

(ii)	sub-participate any of its rights and/or obligations under this Agreement.

(b)	Subject to Clause 21.9 (Security over Lender’s rights), an Existing Lender shall not be permitted to assign any of its rights under the Finance Documents.

21.2Conditions of transfer or sub-participation

(a)	Subject to paragraph (b) below, the prior written consent of the Company is required for any transfer or sub-participation by an Existing Lender.

(b)	The prior written consent of the Company (or any Obligor) is not required for a transfer by an Existing Lender if the relevant transfer is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)made at a time when an Event of Default is continuing,

unless such transfer is to a Prohibited Transferee, in which case consent of the Company will be required in accordance with paragraph (a) above.

(c)

Any transfer of a Lender’s rights or obligations under the Finance Documents must be in a minimum amount of US$25,000,000 (and following any such transfer by a Lender, unless that Lender has transferred all of its rights and obligations under the Finance Documents, that Lender must retain rights and obligations in a minimum amount of US$25,000,000 or, in each case, such lower amount with the consent of the Company.

(d)	A transfer will be effective only if the procedure set out in Clause 21.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the transfer occurs, the Obligors would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the transfer had not occurred.

(f)

Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(g)

The right of any Lender to make transfers and enter into sub-participations as provided by this Clause 21 is in any event subject to that Lender procuring that Confidentiality Undertakings are entered into and delivered to the Company as provided by Clause 23 (Disclosure of Information).

21.3Transfer fee

Unless the Agent otherwise agrees and excluding any transfer to an Affiliate of a Lender, the New Lender shall, on the date upon which a transfer takes effect, pay to the Agent (for its own account) a fee of US$2,500.

21.4Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations transferred under this Clause 21; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

21.5Procedure for transfer

(a)

Subject to the conditions set out in Clause 21.2 (Conditions of transfer or sub-participation) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	Subject to Clause 21.10 (Pro-rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the

“Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)

The procedure set out in this Clause 21.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

21.6Copy of Transfer Certificate or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation.

21.7Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant transfer to such New Lender.

21.8Exclusion of Agent’s liability

In relation to any transfer pursuant to this Clause 21, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

21.9Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 21, each Lender may without consulting with or obtaining consent from any Obligor at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation, any charge, assignment or other Security to secure obligations to a federal reserve or central bank, except that no such charge, assignment or Security shall:

(a)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(b)

require any payments to be made by the Obligors other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

21.10Pro-rata interest settlement

If the Agent has notified the Lenders and the Company (which it shall be under no obligation to do) that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 21.5 (Procedure for transfer) the Transfer Date of which is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 21.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

22.CHANGES TO THE OBLIGORS

22.1Assignments and transfer by Obligors

No Obligor may assign or transfer any of its rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

22.2Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 18.4 (“Know your customer” checks), the Company may request that any of its Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	that Subsidiary is:

(A)	incorporated in the Cayman Islands, the British Virgin Islands or Hong Kong; or

(B)	incorporated in any other jurisdiction and the Agent (acting on the instruction of the Majority Lenders (acting reasonably)) approves the addition of that Subsidiary as an Additional Borrower;

(ii)	the Company delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)

the Agent has received all of the documents and other evidence listed in Part B (Conditions Precedent Required to be Delivered by an Additional Borrower) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably).

(b)	The Agent shall notify the Company and the Lenders promptly upon being so satisfied under paragraph (a)(iv).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

22.3Resignation of an Obligor

(a)	The Company may request that an Obligor (other than the Company) ceases to be an Obligor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	no payment is due from, and there are no outstanding Loans which are drawn by, the relevant Obligor,

whereupon that company shall cease to be an Obligor and shall have no further rights or obligations under the Finance Documents.

22.4Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

23.DISCLOSURE OF INFORMATION

23.1Obligation to keep information confidential

(a)

Each Finance Party must keep confidential all information relating to an Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either (i) any Group Member or any of its advisers; or (ii) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers (regardless of the form such information takes, and including information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information) and shall not use any such information except in connection with the Finance Documents and the Facility.

(b)	However, a Finance Party is entitled to disclose information referred to in paragraph (a) above:

(i)

if such information is publicly available, other than as a direct or indirect result of a breach by that Finance Party of, or action by its Affiliates that is contrary to the provisions of, this Clause;

(ii)	if required to do so in connection with any legal, arbitration or regulatory proceedings or procedure;

(iii)	if required to do so under any applicable law or regulation;

(iv)	if required or requested to do so by any governmental, banking, taxation or other regulatory authority;

(v)

to its professional advisers and any other person providing services to it (including, without limitation, any provider of administrative or settlement services, external auditors, insurers and insurance brokers) provided that such person is under a duty of confidentiality, contractual or otherwise, to that Finance Party;

(vi)	to its officers, employees, directors and agents on a need-to-know basis provided that such person is under a duty of confidentiality, contractual or otherwise, to that Finance Party;

(vii)

to the head office, branches, representative offices, Subsidiaries, related corporations or Affiliate of any Finance Party (each a “Finance Party Related Party”) and each Finance Related Party shall be permitted to disclose information as if it were a Finance Party;

(viii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 21.9 (Security over lender’s rights);

(ix)	to any other Finance Party;

(x)	to any person permitted in writing by the Company;

(xi)	to an Obligor; or

(xii)

to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto.

(c)

A Finance Party may disclose to an Affiliate or any potential transferee or Participant to which a transfer or sub-participation is not expressly prohibited under Clause 21 (Changes to the Lenders) but for the avoidance of doubt not to an Industrial Competitor:

(i)	a copy of any Finance Document; and

(ii)	any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a potential transferee or Participant may receive any confidential information, it must execute in favour of the relevant Finance Party a Confidentiality Undertaking and deliver a copy of the same to the Company. A Participant may itself disclose the documents and information referred to in sub-paragraphs (i) and (ii) to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer of an economic or other interest in, or related to, this Agreement so long as the relevant Affiliate or transferee executes in favour of the relevant potential transferee or Participant a Confidentiality Undertaking and delivers a copy of the same to the Company.

This Clause supersedes any previous agreement relating to the confidentiality of such information.

23.2Relevant information

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders accepts and acknowledges that:

(a)

some or all of the information (including, without limitations, financial projections and/or other financial data) that has or may be provided to the Lenders (through the Agent or otherwise) is or may constitute relevant information in relation to the Company (the “Price Sensitive Information”) and that the use of such information may be regulated or prohibited by applicable laws and regulations relating to, among other things, insider dealing and/or market abuse;

(b)

upon possession of the Price Sensitive Information, a Lender may be prohibited or restricted under the applicable laws and regulations from, among other things, dealing in or counselling or procuring another person to deal in the listed securities of the Company or its derivatives, or the listed securities of a related corporation of the Company or its derivatives, or otherwise from using or disclosing the Price Sensitive Information;

(c)

none of the Agent nor the Arrangers will be liable for any action taken by it under or in connection with distributing the information provided that where it is required to act on the instructions of any Lender or Lenders, the Agent may ask for a confirmation or certificate (in form and substance satisfactory to the Agent) confirming that the instructing Lender or Lenders is or are not in possession of any Price Sensitive Information and that it is or they are not instructing the Agent, to act as a consequence of being in possession of any Price Sensitive Information; and

(d)

any information received under or in connection with the Finance Documents shall not be used for any unlawful purpose, and each Lender shall make an independent evaluation of, and ensure its compliance with, any legal and regulatory restrictions on the use and/or disclosure of such information.

23.3	Individual Data

In respect of any data or information (including, without limitation, data covered by banking secrecy and/or personal data laws) regarding an individual (including, without limitation, any employees of the any Obligor or its Affiliates) (“Individual Data”) provided to any Finance Party, such Obligor represents and warrants that it has obtained each relevant individual’s prior consent to the collection, use, disclosure and processing of his/her Individual Data by the Finance Parties, and that such Individual Data is true, accurate and complete in all material respects.

24.ROLE OF THE ADMINISTRATIVE PARTIES

24.1Appointment of the Agent

(a)	Each of the other Finance Parties appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the other Finance Parties authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2Duties of the Agent

(a)	Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Without prejudice to Clause 21.6 (Copy of Transfer Certificate or Increase Confirmation to Company), paragraph (a) above shall not apply to any Transfer Certificate or any Increase Confirmation.

(c)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement it shall promptly notify the other Finance Parties.

(f)

The Agent shall provide to the Company within ten (10) Business Days of the last Business Day of each calendar month, a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or office, if any, for whose attention any communication is to be marked) of each Lender for any communications to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(g)	The Agent shall not be liable to account for interest on money paid to it by or recovered from any Obligor. Monies held by the Agent need not be segregated except as required by law.

(h)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

24.3Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

24.4No fiduciary duties

(a)	The Administrative Parties shall not otherwise have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any other party to this Agreement.

(b)	None of the Agent or the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5Business with the Group

(a)	Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Member.

(b)

Each of the Lenders hereby irrevocably waives, in favour of the Agent, any conflict of interest which may arise by virtue of the Agent acting in various capacities under the Finance Documents or for other customers of the Agent. Each of the Lenders acknowledges that the Agent and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Lender may regard as conflicting with its interests and may possess information (whether or not material to the Lenders) other than as a result of the Agent acting as Agent under the Finance Documents, that the Agent may not be entitled to share with any Lender.

(c)

Consistent with its long-standing policy to hold in confidence the affairs of its customers, the Agent will not disclose confidential information obtained from any Lender (without its consent) to any of the Agent’s other customers nor will it use on the Lender’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Lenders agrees that each of the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Finance Documents.

24.6Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)

Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.7Majority Lenders’ instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph (d) below until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

24.8Responsibility for documentation

No Administrative Party:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, any Obligor or any other person given in or in connection with any Finance Document; or

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document;

(c)

is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.9Exclusion of liability

(a)	Without limiting paragraph (b) below, the Agent shall not be liable for any cost, loss or liability incurred by any Party as a consequence of:

(i)	the Agent having taken or having omitted to take any action under or in connection with any Finance Document, unless directly caused by the Agent’s gross negligence or wilful misconduct; or

(ii)

any delay in the crediting to any account of an amount required under the Finance Documents to be paid by the Agent if the Agent shall have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for the purpose of such payment.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)

Nothing in this Agreement shall oblige any Administrative Party to conduct any “know your customer” or other procedures in relation to any person on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures it is required to conduct and that it shall not rely on any statement in relation to such procedures made by any Administrative Party.

(d)

Notwithstanding anything to the contrary in this Agreement or in any other Finance Document, the Agent shall not in any event be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Agent, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where, in the reasonable opinion of the Agent, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which the Agent is subject.

(e)

Notwithstanding any other term or provision of this Agreement to the contrary, the Agent shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not forseeable, even if the Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Agent.

24.10Refrain from Illegality

The Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person.

24.11Lenders’ indemnity to the Agent

(a)

Each Lender shall, in accordance with paragraph (b) below, indemnify the Agent within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Obligors pursuant to a Finance Document).

(b)

The proportion of such cost, loss or liability to be borne by each Lender shall be in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero.

(c)	The Lenders’ indemnity to the Agent shall survive the termination or expiry of this Agreement and the resignation or replacement of the Agent.

24.12Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.

(b)	Alternatively the Agent may resign by giving thirty (30) days’ notice to the other

Finance Parties and the Company, in which case the Majority Lenders (with the consent of the Company, such consent not to be unreasonably withheld) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the retiring Agent (with the consent of the Company, such consent not to be unreasonably withheld) may appoint a successor Agent.

(d)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)

The Agent’s resignation notice shall take effect only upon the appointment of a successor, provided that notwithstanding any of the foregoing, the resignation of the Agent otherwise in accordance with the provisions of this Clause 24 shall be effective immediately in the event that the Agent’s continuing appointment would conflict with (and such resignation would be required by) applicable law or the Agent’s internal policies (including without limitation with respect to “know-your-client” and/or any conflict of interest) that in each case, cannot be resolved to the reasonable satisfaction of the Agent.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24.12. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 24.14 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

any information supplied by the Agent pursuant to Clause 24.14 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

For the purposes of this paragraph (h):

“Code” means the US Internal Revenue Code of 1986.

“FATCA” has the meaning given to that term in Clause 12.1 (Tax definitions).

“FATCA Application Date” means:

(A)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(B)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” has the meaning given to that term in Clause 12.1 (Tax definitions).

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

24.13Replacement of the Agent

(a)

After consultation with the Company, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent or by appointing a successor Agent (acting through an office in Hong Kong).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24.13 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.14FATCA Information

(a)	Subject to paragraph (c) below, the Agent shall, within ten Business Days of a reasonable request by the Company or a Lender:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)

If the Agent confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, the Agent shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige the Agent to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If the Agent fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if the Agent failed to confirm whether it is (and/or remains) a FATCA Exempt Party then the Agent shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)

if the Agent failed to confirm its applicable “passthru payment percentage” then the Agent shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Agent provides the requested confirmation, forms, documentation or other information.

24.15Confidentiality

(a)

In acting as agent for the Finance Parties, each of the Agent shall be regarded as acting through its agency or, as the case may be, trustee division which shall be treated as a separate legal person from any other of its branches, divisions or departments.

(b)

If information is received by another branch, division or department of the legal person which is the Agent, it may be treated as confidential to that branch, division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, the Agent shall not be obliged to disclose to any Finance Party any information supplied to it by any Obligor or any Affiliates of the Obligors on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

24.16Relationship with the Lenders

(a)

Subject to Clause 26.2 (Distributions by the Agent), the Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as Agent.

(c)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 28.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 28.2 (Addresses) and paragraph (a) of Clause 28.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.17Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Group Member;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.18Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (with the consent of the Company, such consent not to be unreasonably withheld) appoint another Lender or an Affiliate of a Lender or any bank approved by the Majority Lenders to replace that Reference Bank.

24.19Agent’s management time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 16 (Costs and Expenses) and Clause 24.11 (Lenders’ indemnity to the Agent) shall include the reasonable cost of utilising the Agent’s management time or other resources in respect of any duties which are outside the scope of the normal duties of the Agent under the Finance Documents and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees). For the avoidance of doubt, any action required to be undertaken by the Agent in respect of or in relation to any Default, change in structure of the Facility, including acts contemplated in Clauses 16.2 (Amendment costs) and 16.3 (Enforcement costs) shall not be regarded as tasks falling within the scope of the normal duties of the Agent under the Finance Documents. In the event of any dispute in respect of such cost of utilising the Agent’s management time or other resources, the costs to be paid shall be as reasonably determined by the Agent.

24.20Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.SHARING AMONG THE FINANCE PARTIES

25.1Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set off or otherwise) any amount from any Obligor other than in accordance with Clause 26 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.6 (Partial payments).

25.2Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Obligors and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 26.6 (Partial payments) towards the obligations of the Obligors to the Sharing Finance Parties.

25.3Recovering Finance Party’s rights

(a)

On a distribution by the Agent under Clause 25.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between that Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Obligors shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

25.4Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the

“Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

25.5Exceptions

(a)

This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26.PAYMENT MECHANICS

26.1Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

26.2Distributions by the Agent

(a)

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Obligors), Clause 26.4 (Clawback), Clause 26.6 (Partial payments) and Clause 24.20 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office):

(i)

with respect to the Company and the Original Lenders, to such account as specified in Part A (Original Lenders) of Schedule 7 (Account details) (or such other account as that Party may notify to the Agent by not less than five

Business Days’ notice with a bank in the principal financial centre of the country of that currency);

(ii)

with respect to the Obligors and the Restatement Effective Date Lenders, to such account as specified in Part B (Restatement Effective Date Lenders) of Schedule 7 (Account details) (or such other account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency); or

(iii)

with respect to any other Party, to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

(b)

The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date PROVIDED THAT the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 21 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

26.3Distributions to the Obligors

The Agent may (with the consent of the Company or in accordance with Clause 27 (Set-Off)) apply any amount received by it for an Obligor in or towards payment (in the currency and funds of receipt) of any amount due from the Obligors under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent or its Affiliate or Representative on its behalf or direction (the Agent and its applicable Affiliate or Representative, an “Agent Entity”) pays an amount to another Party (unless paragraph (c) below applies) or, at the direction of such Party, that Party’s Affiliate, Related Fund or Representative (such Party and its applicable Affiliate, Related Fund or Representative, an “Other Party Entity”) and it proves to be the case (in the sole determination of the Agent acting in good faith and in a commercially reasonably manner) that (i) neither the Agent nor the applicable Agent Entity actually received that amount or (ii) such amount was otherwise paid in error (whether such error was known or ought to have been known to such other Party or applicable Other Party Entity), provided that, in each case, the applicable Agent Entity has notified the applicable Other Party Entity in writing (and with respect to (ii) only within five Business Days of the date of receipt (or, if in good faith determination of the Other Party Entity a longer notice period would be reasonable in the circumstances, such longer notice period)) of such amount by the applicable Other Party Entity, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid (or on whose direction its applicable Other Party Entity was paid) by the applicable Agent Entity shall (or shall procure the applicable Other

Party Entity to) hold such amount on trust or, to the extent not possible as a matter of law, for the account of the applicable Agent Entity and shall (or shall procure the applicable Other Party Entity to) within two Business Days of demand refund the same to the Agent Entity together with interest on that amount from the date of payment to the date of receipt by the Agent Entity, calculated by the Agent to reflect its cost of funds (except that no interest will be payable by the applicable Other Party Entity if such amount is paid to it with respect to (ii) and due to the fraud, gross negligence or wilful misconduct of the applicable Agent Entity).

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Company or an Additional Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves (in the sole determination of the Agent acting in good faith and in a commercially reasonably manner) to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Company or an Additional Borrower.

(i)

the Agent shall notify the Company of that Lender’s identity and the Company or that Additional Borrower to whom that sum was made available shall hold such amount on trust or, to the extent not possible as a matter of law, for the account, of the Agent and on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Company or that Additional Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

26.5Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 26.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the

“Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 26.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 24.13 (Replacement of the Agent ), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 26.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

26.6Partial payments

(a)

If any Finance Party receives or recovers an amount from or in respect of an Obligor under or in connection with any Finance Document which amount is insufficient to, or is not applied to, discharge all the amounts then due and payable by the Obligors under the Finance Documents, then the Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in (ii) above) or commission due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

26.7No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.8Business Days

(a)

Any payment which is due to be made on a day (other than a Final Repayment Date) that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). If a Final Repayment Date is not a Business Day, any payment which is due to be made on that Final Repayment Date shall be made on the preceding Business Day.

(b)

During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.9Currency of account

(a)	Subject to paragraphs (b) to (e) below, US Dollar is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US Dollar shall be paid in that other currency.

26.10Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (acting reasonably and after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably and after consultation with the Company).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

27.SET-OFF

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from the Obligors under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to any Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. That Finance Party shall promptly notify the Company of any such set-off or conversion.

28.NOTICES

28.1Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company that identified with its name below;

(b)	in the case of each Lender and each Additional Borrower that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

28.3Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)	if by way of fax, only when received in legible form; or

(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.4Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

28.5Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.6English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.CALCULATIONS AND CERTIFICATES

29.1Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document shall set out the basis of calculation in reasonable detail and is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

30.PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

32.AMENDMENTS AND WAIVERS

32.1Required consents

(a)

Subject to Clause 2.3 (Additional Commitments), Clause 32.2 (Exceptions) and Clause 32.3 (Extension of Commitments), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent (in accordance with Clause 2.6 (Obligors’ Agent) and paragraph (c) below) and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 32.

(c)	Without prejudice to the other provisions of this Agreement, each Obligor agrees to any such amendment or waiver permitted by this Clause 32.1 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Obligors.

32.2Exceptions

(a)	Subject to Clause 32.3 (Extension of Commitments) and Clause 32.8 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)

an increase in the amount of any Commitment or an extension of the period of availability for utilisation of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;

(v)	any provision which expressly requires the consent of all the Lenders;

(vi)	Clause 2.3 (Additional Commitments);

(vii)	Clause 2.5 (Finance Parties’ rights and obligations); or

(viii)	Clause 21 (Changes to the Lenders);

(ix)	a change to the Obligors other than in accordance with Clause 22 (Changes to the Obligors); or

(x)	this Clause 32.2,

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of any Administrative Party may not be effected without the consent of such Administrative Party.

32.3Extension of Commitments

(a)	Subject to Clause 32.4 (Requirement to offer extension of Commitments to all Lenders) the Company and any Lender may agree that:

(i)	the Availability Period and Final Repayment Date applicable to such participation be extended; and

(ii)	if any extension as referred to in paragraph (a) applies, the Margin applicable to the relevant participation should be adjusted.

(b)	Following any agreement as referred to in paragraph (a) above, the Company and the relevant Lender(s) may notify the Agent, giving details of the applicable agreement (the “Extension Agreement”).

(c)

Promptly following notification in accordance with paragraph (b) above, the Agent shall, at the cost of the Obligors, agree with the Company on behalf of the Finance Parties such amendments to the Finance Documents as may be necessary or appropriate to give effect to the Extension Agreement (which may for the avoidance of doubt include designating the affected participations as loans under a new facility).

(d)	The Agent shall promptly provide to each of the Finance Parties copies of any amendment agreement entered into pursuant to paragraph (c) above.

32.4Requirement to offer extension of Commitments to all Lenders

(a)

The Agent will only be authorised to enter into an amendment agreement under paragraph (c) of Clause 32.3 (Extension of Commitments) if prior to entering into such amendment agreement it is satisfied (acting reasonably) that:

(i)	each Lender shall have been offered the opportunity to participate in such extension in an amount up to that Lender’s Pro Rata Share; and

(ii)

each Lender shall have been given a period of at least 10 Business Days following receipt of the proposed terms of the extension referred to in paragraph (a) of Clause 32.3 (Extension of Commitments), to determine (A) whether or not to participate; and (B) if it wishes to participate, the amount of its Commitment (up to its Pro Rata Share) that it is willing to extend on the proposed terms.

(b)

For the purposes of paragraph (a) above, “Pro Rata Share” means in relation to a Lender whose Commitments are being extended, the percentage of the aggregate amount of the relevant Extended Loans that that Lender’s Commitment bears to the

Total Commitments.

(c)

For the avoidance of doubt, prior to the date on which the Obligors and the relevant Lender(s) execute an Extension Agreement, the Obligors shall have no obligation to proceed with any proposed extension.

32.5Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 32.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

32.6Excluded Commitments

If:

(a)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within fifteen Business Days of that request being notified to the Lenders (or, if later, within 15 Business Days of the date on which the Lenders have received such information as the Agent determines is reasonably required to allow the Lenders to respond to the relevant request in an informed manner); or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request for such a vote within fifteen Business Days of that request being made,

(unless, in either case, the Company and the Agent agree to a longer time period in relation to any request):

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

32.7	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)

any Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13 (Increased Costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax indemnity) to any Lender; or

(iii)

any Lender becomes a Defaulting Lender or ceases to have a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency, then the Company may, on fifteen (15) Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution or other entity (a “Replacement Lender”) selected by the Company, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 21 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 21.10 (Pro-rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

On or after the delivery of the notice under this paragraph (a), the Company shall deliver a Transfer Certificate complying with Clause 21.5 (Procedure for transfer) and any other related documentation to effect the transfer, which Transfer Certificate and any other related documentation to effect the transfer (if attached) shall be promptly (and by no later than the later of (i) 15 (fifteen) Business Days after delivery by the Company of such notice and (ii) 3 (three) Business Days after delivery by the Company of such Transfer Certificate and all other related documentation) executed by the relevant Lender subject to the replacement (the “Replaced Lender”) and returned to the Company and the Agent. Notwithstanding the requirements of Clause 21 (Changes to the Lenders) or any other provisions of the Finance Documents (save only for the conditions set out in paragraph (b) below, which continue to apply), if a Replaced Lender does not execute and return (as applicable) a Transfer Certificate and all other related documentation to effect the transfer as required by this paragraph (a) on or before the later of (i) 15 (fifteen) Business Days after delivery by the Company of such notice and (ii) 3 (three) Business Days after delivery by the Company of such Transfer Certificate and all other related documentation and none of the conditions set out in paragraphs (b) below remain to be satisfied in respect of that transfer, (i) the relevant Replaced Lender shall be a Defaulting Lender for all purposes under the Finance Documents, (ii) the Agent may (and is authorised and required by each Finance Party to) execute, without requiring any further consent or action from any other party, a Transfer Certificate and any other related documentation to effect the transfer on behalf of the relevant Replaced Lender which is required to transfer its rights and obligations under this Agreement pursuant to this paragraph (a) which shall be effective for the purposes of Clause 21.5 (Procedure for transfer) and (iii) to the extent that any transfer purported to be effected by this Clause is not effective, the relevant Replaced Lender shall indemnify and hold the Agent and each applicable Replacement Lender harmless against any loss or liability incurred by such person as result of the Replaced Lender’s failure to execute and return the relevant transfer documentation (but excluding any such failure due to the non-compliance of any necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer) and account to each applicable Replacement Lender for all applicable principal and accrued amounts of interest (if any) unless and until such transfer is effected. The Agent shall not be liable in any way for any action taken by it pursuant to this paragraph (a) and, for the avoidance of doubt, the provisions of Clause 24.9 (Exclusion of liability) shall apply in relation thereto.

(b)	The replacement of a Lender pursuant to this Clause 32.7 shall be subject to the following conditions:

(i)	no Obligor shall have any right to replace the Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to any Obligor to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)

in no event shall the Lender replaced under Clause 32.4 (Requirement to offer extension of Commitments to all Lenders) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	an Obligor or the Agent (at the request of an Obligor) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	the Majority Lenders have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

32.8Replacement of Screen Rate

(a)	Subject to paragraph (b) Clause 32.2 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)

If, as at 31 October 2022 (or such later date as approved by the Majority Lenders) this Agreement provides that the rate of interest for a Loan is to be determined by reference to the Screen Rate for LIBOR:

(i)	a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate; and

(ii)

the Agent (acting on the instructions of the Majority Lenders) and the Company shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in place of that Screen Rate no later than 30 March 2023 (or such later date as agreed by the Company and the Agent (acting on the instructions of the Majority Lenders)).

(c)

If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, paragraphs (a) or (b) above within 15 Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(d)	In this Clause 32.8:

(i)

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

(ii)	“Replacement Benchmark” means a benchmark rate which is:

(A)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(I)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(II)any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (II) above;

(B)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(C)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Screen Rate.

(iii)	“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(A)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Company, materially changed;

(B)

(I)

(aa)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(bb)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(II)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(III)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued;

(IV)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(V)	the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:

(aa)

stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and

(bb)	with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication;

(C)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(I)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Company) temporary; or

(II)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(D)	in the opinion of the Majority Lenders and the Company, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

33.COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including:

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

35.GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

36.ENFORCEMENT

36.1Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute relating to any non-contractual obligation arising from or in connection with this Agreement and any dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 36.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

36.2Service of process

Without prejudice to any other mode of service allowed under any relevant law:

(a)

each Obligor (other than an Obligor incorporated in England and Wales) irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

Each Obligor expressly agrees and consent to the provision of this Clause 36.2.

36.3Waiver of immunities

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)

execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE LENDERS

Part A

The Original Lenders

Name of Original Lender	Commitment (US$)

GOLDMAN SACHS BANK USA	800,000,000

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	800,000,000

MIZUHO BANK, LTD., HONG KONG BRANCH	600,000,000

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., HONG KONG BRANCH	500,000,000

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH	400,000,000

BNP PARIBAS, ACTING THROUGH ITS HONG KONG BRANCH	300,000,000

CITIBANK N.A., HONG KONG BRANCH	300,000,000

CREDIT SUISSE AG, SINGAPORE BRANCH	300,000,000

MORGAN STANLEY SENIOR FUNDING, INC.	300,000,000

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	250,000,000

DBS BANK LTD., HONG KONG BRANCH	200,000,000

DEUTSCHE BANK AG, SINGAPORE BRANCH	200,000,000

ING BANK N.V., SINGAPORE BRANCH	200,000,000

Total:	US$5,150,000,000

Part B

The Restatement Effective Date Lenders

Name of Restatement Effective Date Lender	Place of incorporation	Commitment (US$)

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	Hong Kong	700,000,000

STANDARD CHARTERED BANK (HONG KONG) LIMITED	Hong Kong	500,000,000

MIZUHO BANK, LTD. (INCORPORATED IN JAPAN WITH LIMITED LIABILITY), HONG KONG BRANCH	Japan	500,000,000

MUFG BANK, LTD., HONG KONG BRANCH	Japan	500,000,000

BNP PARIBAS	France	380,000,000
CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED	Hong Kong	380,000,000

CITIBANK, N.A., HONG KONG BRANCH	(organized under the laws of the USA with limited liability)	380,000,000

DBS BANK LTD., HONG KONG BRANCH	Singapore	380,000,000

INTESA SANPAOLO S.P.A., HONG KONG BRANCH	Italy	380,000,000

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH	United States	380,000,000

MORGAN STANLEY SENIOR FUNDING, INC.	United States	380,000,000

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	Australia	310,000,000
ING BANK N.V., SINGAPORE BRANCH	Netherlands	255,000,000
BANK OF CHINA (HONG KONG) LIMITED	Hong Kong	175,000,000

CHINA MINSHENG BANKING CORP. LTD. HONG KONG BRANCH	PRC	175,000,000

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED	Hong Kong	175,000,000

CREDIT SUISSE AG, SINGAPORE BRANCH	Switzerland	150,000,000

BANK OF COMMUNICATIONS CO., LTD., MACAU BRANCH	PRC	110,000,000

CHINA MERCHANTS BANK CO., LTD., NEW YORK BRANCH	PRC	75,000,000

BANK OF COMMUNICATIONS CO., LTD. (ACTING THROUGH ITS OFFSHORE BANKING UNIT)	PRC	65,000,000

AGRICULTURAL BANK OF CHINA LIMITED, NEW YORK BRANCH	PRC	50,000,000

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. HONG KONG BRANCH	Spain	50,000,000

CICC HONG KONG FINANCE (CAYMAN) LIMITED	Cayman Islands	50,000,000

		Total:
		US$6,500,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part A

Conditions Precedent to Initial Utilisation

1.Company

(a)

A copy of the constitutional documents of the Company (comprising, its currently effective memorandum and articles of association, certificate of incorporation (and certificate(s) of incorporation on change of name, if any), register of directors and register of mortgages and charges).

(b)	A copy of a resolution of the board of directors of the Company:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate from the Company (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

(e)

A certificate of an authorised signatory of the Company certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)	A copy of a certificate of good standing of the Company.

(g)	A copy of a certificate of incumbency (or registered office provider’s certificate) from the registered office provider of the Company.

2.Finance Documents

Copies of the following (duly executed and delivered by all parties thereto):

(a)	this Agreement; and

(b)	each Fee Letter (excluding any Additional Commitment Fee Letter).

3.Legal opinions

(a)

A legal opinion as to English law from Freshfields Bruckhaus Deringer in relation to the documents referred to in paragraph 2 above, addressed to the Original Mandated Lead Arrangers, the Agent and the Original Lenders and in form and substance satisfactory to the Original Mandated Lead Arrangers, the Agent and the Original Lenders (acting reasonably).

(b)

A legal opinion as to Cayman Islands law from Maples and Calder (Hong Kong) LLP, addressed to the Original Mandated Lead Arrangers, the Agent and the Original Lenders and in form and substance satisfactory to the Original Mandated Lead Arrangers, the Agent and the Original Lenders (acting reasonably).

4.Other documents and evidence

(a)	Evidence that the process agent referred to in Clause 36.2 (Service of process) has accepted its appointment.

(b)	A copy of the Group Structure Chart.

(c)	Evidence that any fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(d)	Evidence that filing in respect of the Facility with the National Development and Reform Commission has been completed.

Part B

Condition Precedent Required to be Delivered by an Additional Borrower

1.	An Accession Letter, duly executed by the Additional Borrower and the Company.

2.	A copy of the constitutional documents of the Additional Borrower.

3.	A copy of a resolution of the board of directors of the Additional Borrower:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents; and

(d)	appointing the Company as the Additional Borrower’s Agent in relation to the Finance Documents pursuant to Clause 2.7 (Obligors’ Agent).

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	A certificate of the Additional Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

6.

A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part B of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7.	A legal opinion as to English law from Freshfields Bruckhaus Deringer, addressed to the Agent and the Lenders and in form and substance satisfactory to the Agent and the Lenders (acting reasonably).

8.

If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion as to the laws of its jurisdiction of incorporation, addressed to the Agent and the Lenders and in form and substance satisfactory to the Agent and the Lenders (acting reasonably).

9.

If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 36.2 (Service of process) has accepted its appointment in relation to the proposed Additional Borrower.

SCHEDULE 3

UTILISATION REQUEST

From:	[the Obligor(s)]/[Alibaba Group Holding Limited as Obligors’ Agent]

To:	[Agent]

Dated:

Dear Sirs

Alibaba Group Holding Limited – US$[●] Facility Agreement

dated 7 April 2017, as amended and restated by an amendment and restatement

agreement dated [      ] 2021 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Borrower(s):	[ ]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	US Dollars

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.	We confirm that each applicable condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of general corporate purposes]/[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[Obligor]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Alibaba Group Holding Limited – US$$[●] Facility Agreement

dated 7 April 2017, as amended and restated by an amendment and restatement

agreement dated [      ] 2021 (the “Facility Agreement”)

1.

We refer to Clause 21.5 (Procedure for transfer) of the Facility Agreement. This is a Transfer Certificate. Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 21.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facility Agreement as specified in the Schedule.

3.The proposed Transfer Date is [].

4.	The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 28.2 (Addresses) are set out in the Schedule.

5.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 21.4 (Limitation of responsibility of Existing Lenders); and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 21.1 (Transfers by the Lenders).

7.	The New Lender confirms that it is not an Industrial Competitor.

8.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.	This Transfer Certificate [and all non-contractual obligations arising from or in connection with this Transfer Certificate] [is/are] governed by English law.

10.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred, and other particulars

Commitment/participation(s) transferred

Drawn Loan(s) participation(s) amount(s):		[ ]

Available Commitment amount:			[ ]
Administration particulars:

New Lender’s receiving account:			[ ]

Address:	[ ]

Telephone:	[ ]

Facsimile:	[ ]

Attn/Ref:	[ ]

[the Existing Lender]		[the New Lender]

By:		By:

This Transfer Certificate is executed by the Agent and the Transfer Date is confirmed as [        ].

[the Agent]

By:

Note: It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 5

FORM OF INCREASE CONFIRMATION

To:	Citicorp International Limited as Agent
[the Obligors] as the Obligors

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Alibaba Group Holding Limited – US$$[●] Facility Agreement

dated 7 April 2017, as amended and restated by an amendment and restatement

agreement dated [      ] 2021 (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facility Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facility Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 28.2 (Addresses) of the Facility Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (d) of Clause 2.2 (Increase) of the Facility Agreement.

8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]
By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Agent and the Increase Date is confirmed as [ ].

Agent
By:

SCHEDULE 6

FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Existing Lender]

To:

[insert name of potential transferee / Participant]

The Facility Agreement

Obligor(s): Alibaba Group Holding Limited [and [●]]
Date of Facility Agreement: [●]
Amount: US$[●]
Facility Agent: Citicorp International Limited

Dear Sirs

We understand that you are considering acquiring an interest in the Facility Agreement and (if applicable) the other Finance Documents which, subject to the Facility Agreement, may be by way of novation, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or the Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, sub-participation or other transaction (the “Acquisition”).

In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality Undertaking

You undertake:

(a)

to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information; and

(b)	until the Acquisition is completed, to use the Confidential Information only for the Permitted Purpose.

2.	Permitted Disclosure

You may disclose Confidential Information:

(a)

to any member of the Purchaser Group, its professional advisers, officers, directors, employees, auditors and other persons providing services to it (provided that such person is under a duty of confidentiality in relation to the Confidential Information, professional, contractual or otherwise, to you) to the extent necessary for the Permitted Purpose, if such person to whom the Confidential Information is to be given pursuant to this paragraph is informed in writing of its confidential nature and that some or all of such Confidential

Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)

(i) where requested or required by any court of competent jurisdiction or any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group;

(c)	to any person:

(i) to (or through) whom you transfer (or may potentially transfer) all or any of the rights, benefits and obligations which you may acquire under the Facility Agreement; or

(ii) with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facility, the Facility Agreement and/or one or more of the other Finance Documents or the Obligors, provided that such person has delivered to you (with a copy to the Company) a letter in equivalent form to this letter; and

(d)

notwithstanding paragraphs (a) to (c) above, to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Facility Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to a Finance Party were references to you.

3.	Notification of Required or Unauthorised Disclosure

To the extent practicable and permitted by law and regulation, you agree to inform us:

(a)

of the full circumstances of any disclosure under paragraph 2(b) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return/Destruction of Confidential Information

If you do not enter into the Acquisition and we so request in writing, you shall:

(a)	return or destroy all Confidential Information supplied to you by us;

(b)	destroy or permanently erase all copies of Confidential Information made by you; and

(c)	use reasonable endeavours to ensure that anyone who has received any Confidential Information destroys or permanently erases such Confidential Information and all copies made by them,

in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body or where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

However, you and any such recipients shall not be under any obligation to return, destroy or permanently erase any Confidential Information:

(i)

contained in any work produced by any member of the Purchaser Group, its professional advisers or other persons providing services to it, to the extent that any of them are required by any applicable law, rule or regulation or by any competent banking, taxation, judicial, governmental, supervisory, regulatory or equivalent body or stock exchange or by internal policy to retain such work; or

(ii)	contained in any computer record or file which has been created by or pursuant to any automatic electronic archiving system or IT back-up procedure.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease on the earliest of:

(a)	if you become a party to the Facility Agreement as a lender of record, the date on which you become such a party to the Facility Agreement;

(b)

if you enter into the Acquisition but it does not result in you becoming a party to the Facility Agreement as a lender of record, the date falling twelve (12) months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated;

(c)	in any other case, the date falling twelve (12) months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	No Representation; Consequences of Breach, etc

You acknowledge and agree that:

(a)

neither we nor any member of the Company Group nor any of our or their respective officers, employees, affiliates or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Company Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Company Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(b)

we or members of the Company Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach by you of the provisions of this letter.

If you become a party to the Finance Documents, the terms of paragraph (a) above are without prejudice to your right to enforce and enjoy any term of any Finance Document on and from the date on which you become a party to the Finance Documents.

7.	No Waiver; Amendments, etc

This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter and supersedes any previous agreement, whether express or implied, regarding the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege under this letter. The terms of this letter and your obligations under this letter may be amended or modified only by written agreement between you and us.

8.	Inside Information

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities laws relating to insider dealing or market misconduct and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by you in this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each member of the Company Group.

10.	Third party rights

Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

The Relevant Persons and each member of the Company Group may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Company Group to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

This letter (including the agreement constituted by your acknowledgement of its terms) and all non-contractual obligations arising from or in connection with this letter shall be governed by and construed in accordance with the laws of England and the courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute relating to any non-contractual obligation arising out of or in connection with this letter).

12.	Definitions

In this letter (including the acknowledgement set out below):

“Company Group” means Alibaba Group Holding Limited and each of its Holding Companies and Subsidiaries and each Subsidiary of each of its Holding Companies.

“Confidential Information” means the Finance Documents, any information relating to an Obligor, the Company Group, the Finance Documents or the Facility (including without limitation the information package and any other information provided in relation to the Facility) provided to you by us or any of our affiliates or advisers, in whatever form, and:

(a)	includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information, but

(b)	excludes information that:

(i)	is or becomes public knowledge other than as a direct or indirect result of any breach by you of this letter, or

(ii)	is known by you before the date the information is provided to you by us or any of our affiliates or advisers, or

(iii)	is lawfully disclosed to you, other than from a source which is connected with the Borrower Group, after the date it is provided to you by us or any of our affiliates or advisers,

and which, in the case of sub-paragraphs (b)(ii) and (b)(iii), as far as you are aware, has not been disclosed in violation of, and is not otherwise subject to, any obligation of confidentiality.

“Facility Agreement” means the Facility Agreement described in the heading of this letter.

“Finance Documents” means the documents defined in the Facility Agreement as Finance Documents.

“Finance Party” means the parties defined in the Facility Agreement as Finance Parties.

“Holding Company” means, in relation to any company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Permitted Purpose” means considering and evaluating whether to enter into the Acquisition.

“Purchaser Group” means you, your head office and any other branch, each of your Holding Companies and Subsidiaries and each Subsidiary of each of your Holding Companies.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

for and on behalf of
[Existing Lender]

To:[Existing Lender]

The Obligor(s) and each other member of the Company Group

We acknowledge and agree to the above:

for and on behalf of
[potential transferee / Participant]

SCHEDULE 7

ACCOUNT DETAILS

Part A

ORIGINAL LENDERS

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

CURRENCY:
USD CORRESPONDENT BANK:
SWIFT ADDRESS:
BENEFICIARY BANK:
SWIFT ADDRESS:
BENEFICIARY NAME:
BENEFICIARY ACCOUNT NUMBER:
ATTENTION:
REFERENCE:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., HONG KONG BRANCH

Via RTGS / CHATS
RECEIVING BANK:
BANK CODE:
BRANCH CODE:
SWIFT CODE:
REFERENCE:

Remittance through New York
CORRESPONDENT BANK:
CORRESPONDENT BANK SWIFT:
FOR ACCOUNT OF:

BENEFICIARY BANK SWIFT:
BENEFICIARY BANK A/C NO.:
REFERENCE:

BNP PARIBAS, ACTING THROUGH ITS HONG KONG BRANCH

CURRENCY:
USD CORRESPONDENT BANK:
SWIFT ADDRESS:
ACCOUNT NAME:
ACCOUNT NUMBER:

ATTENTION:
REFERENCE:

CITIBANK N.A., HONG KONG BRANCH

CORRESPONDENT BANK NAME:
CORRESPONDENT BANK SWIFT ADDRESS:
BENEFICIARY BANK ACCOUNT NUMBER:
BENEFICIARY BANK ACCOUNT NAME:
BENEFICIARY BANK SWIFT ADDRESS:
FINAL BENEFICIARY ACCOUNT NUMBER:
FINAL BENEFICIARY ACCOUNT NAME:
ATTENTION:

CREDIT SUISSE AG, SINGAPORE BRANCH

CURRENCY:
BENEFICIARY BANK:
SWIFT NO.:
BENEFICIARY DETAILS:
A/C NO.:
REFERENCE:

DBS BANK LTD., HONG KONG BRANCH

CURRENCY:
USD CORRESPONDENT BANK:
SWIFT ADDRESS:
CHIPS UID:
BENEFICIARY BANK:
BENEFICIARY ACCOUNT
NUMBER:
ATTENTION:
REFERENCE:

DEUTSCHE BANK AG, SINGAPORE BRANCH

CORRESPONDENT BANK NAME:
CORRESPONDENT BANK SWIFT ADDRESS:
BENEFICIARY BANK ACCOUNT NUMBER:
BENEFICIARY BANK ACCOUNT NAME:
BENEFICIARY BANK SWIFT ADDRESS:
FINAL BENEFICIARY ACCOUNT NUMBER:
FINAL BENEFICIARY ACCOUNT NAME:
ATTENTION:

GOLDMAN SACHS BANK USA

CURRENCY:
ROUTING CODE:
ABA:
NAME:
CITIUS33)
LOCATION:
ROUTING CODE:
NAME:
ACCOUNT:
REF:

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

CORRESPONDENT BANK:
CORRESPONDENT BANK SWIFT:
BENEFICIARY’S NAME:
ACCOUNT NUMBER:
BENEFICIARY SWIFT:
HSBC BANK US, NY’S FEDWIRE NO.:
CHIPS ABA NO.:
CHIPS UID:
REFERENCE (IF ANY):

ING BANK N.V., SINGAPORE BRANCH

CURRENCY:
USD CORRESPONDENT BANK:
SWIFT ADDRESS:
BENEFICIARY NAME:
SWIFT ADDRESS:
BENEFICIARY ACCOUNT
NUMBER:
ATTENTION:
REFERENCE:

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH

CORRESPONDENT BANK:
SWIFT CODE:
A/C NAME:
SWIFT CODE:
A/C NO.:
REFERENCE:

MIZUHO BANK, LTD., HONG KONG BRANCH

PAY TO:
FOR ACCOUNT OF:
ACCOUNT NO.:
REFERENCE:

MORGAN STANLEY SENIOR FUNDING, INC.

CURRENCY:
BENEFICIARY NAME:
BENEFICIARY ACCOUNT NUMBER:
BANK NAME:
BANK SWIFT:
ABA:
REFERENCE:

Part B

RESTATEMENT EFFECTIVE DATE LENDERS

SCHEDULE 8

FORM OF ADDITIONAL COMMITMENT NOTICE

Additional Commitment Notice number: [1/2/3 …]

To:	The Agent

From:	The Company and the Accordion Lenders named herein

Dated:	[●]

Dear Sirs,

Alibaba Group Holding Limited – US$[●] Facility Agreement

dated 7 April 2017, as amended and restated by an amendment and restatement

agreement dated [      ] 2021 (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This notice shall take effect as an Additional Commitment Notice for the purpose of the Facility Agreement. Unless otherwise defined herein, terms used in the Facility Agreement shall have the same meaning in this notice.

2.	We refer to Clause 2.3 (Additional Commitments) of the Facility Agreement.

3.	We have agreed with the following Accordion Lenders that they commit Additional Commitments as follows:

Name of Accordion Lender	Existing Lenders (yes/no)	Additional Commitment (US$)

TOTAL:

4.	The date on which the Additional Commitments referred to above are confirmed is [DATE].

5.	By countersigning this notice:

(a)

each Accordion Lender agrees to commit the Additional Commitments set out against its name in paragraph 3 above and assume all of the obligations corresponding to such Additional Commitments as a Lender under the Facility Agreement;

(b)	each Accordion Lender which is not an existing Lender under the Facility Agreement expressly confirms and acknowledges the following:

(i)	it is not an Industrial Competitor;

(ii)	on and with effect from the date referred to in paragraph 4 above, it shall become party to the Facility Agreement and the other relevant Finance Documents as a Lender;

(iii)	its Facility Office and address, fax number and attention details for notices for the purposes of Clause 28.2 (Addresses) of the Facility Agreement are set out in the Schedule to this notice; and

(iv)

it is its own responsibility to ascertain whether any document is required or any formality or other condition is required to be satisfied to enable it to enjoy the full benefit of each Finance Document.

6.	This notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this notice.

7.	This notice and all non-contractual obligations arising from or in connection with this notice are governed by English law.

8.	This notice has been entered into on the date stated at the beginning of this notice.

Yours faithfully

authorised signatory for
Alibaba Group Holding Limited

Countersigned by

[NAME OF EACH ACCORDION LENDER]

THE SCHEDULE

[insert relevant details for each Accordion Lender
which is not an existing Lender under the Facility Agreement]

[Facility office address, fax number and attention details for notices and account details for payments]

This notice is accepted as an Additional Commitment Notice for the purposes of the Facility Agreement by the Agent.

Agent

By:

SCHEDULE 9

FORM OF ACCESSION LETTER

To:	The Agent

From:	[Subsidiary] and the Company

Dated:

Alibaba Group Holding Limited – US$[●] Facility Agreement

dated 7 April 2017, as amended and restated by an amendment and restatement agreement dated [ ] 2021 (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is an Accession Letter. Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Facility Agreement as an Additional Borrower pursuant to Clause 22.2 (Additional Borrower) of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.

4.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No: Attention:

5.	This Accession Letter, and all non-contractual obligations arising out of or in connection with this Accession Letter, are governed by English law.

This Accession Letter is entered into by deed.

Alibaba Group Holding Limited	[Subsidiary]

SCHEDULE 10

FORM OF RESIGNATION LETTER

To:	The Agent

From:	[resigning Obligor] and the Company

Dated:

Alibaba Group Holding Limited – US$$[●] Facility Agreement

dated 7 April 2017, as amended and restated by an amendment and restatement

agreement dated [      ] 2021 (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 22.3 (Resignation of an Obligor) of the Facility Agreement, we request that [resigning Obligor] be released from its obligations as an Obligor under the Facility Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	no payment is due from, and there are no outstanding Loans which are drawn by, the relevant Obligor.

4.	This Resignation Letter, and all non-contractual obligations arising out of or in connection with this Resignation Letter, are governed by English law.

Alibaba Group Holding Limited	[Subsidiary]

The Company

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Michael YAO
Name:	Michael YAO
Title:	Authorized Signatory

[Signature Page to the Amendment and Restatement Agreement]

The Agent

CITICORP INTERNATIONAL LIMITED

By:	/s/ Edmond Pang
Name:	Edmond Pang
Title:	Vice President

[Signature Page to the Amendment and Restatement Agreement]